Coronado Global Resources Inc. (“Coronado”) Statement of Coal
Resources and Reserves for the Curragh Mine Complex in Accordance
with the JORC Code and United States SEC Regulation S-K 1300 as of
December 31, 2021
Bowen Basin
Queensland, Australia
February 2022

SIGNATURE PAGE
Effective Date of Report:
December 31, 2021
Qualified Person(s) Preparers:
/s/ Barry Lay

Name: Barry Lay
Managing Director of Resology Pty Ltd (Prepared Sections: 1.3, 1.4, 1.6,

5.2, 6, 7.1-7.3, 8, 9,
10, 11)
/s/ Paul Wood
Name: Paul Wood
Senior Life of Mine Planner – Coronado Curragh Pty Ltd (Prepared

Sections: 1.1, 1.2, 1.5,
1.7, 1.8, 1.9, 1.10, 1.11, 2, 3, 4, 5, 7.4, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25,
26)
Signature Date:
February 21, 2022

Contents
1
Executive Summary
7
1.1
Property Description
7
1.2
Ownership
7
1.3
Geology
7
1.4
Exploration Status
7
1.5
Operations and Development
7
1.6
Mineral Resource
8
1.7
Mineral Reserve
8
1.8
Capital Summary
9
1.9
Operating Costs
9
1.10
Economic Evaluation
9
1.11
Conclusion and Recommendations
10
2
Introduction
12
2.1
Registrant and Terms

of Reference
12
2.2
Information Sources
12
2.3
Personal Inspections
12
2.4
Prior Reports
12
3
Property Description
12
3.1
Location
12
3.2
Titles, Claims or Leases
14
3.3
Mineral Rights
17
3.4
Encumbrances
17
3.5
Other Risks
17
4
Accessibility, Climate,

Local Resources, Infrastructure and Physiography
18
4.1
Topography,

Elevation and Vegetation
18
4.2
Access and Transport
18
4.3
Proximity to Population Centers
18
4.4
Climate and Length of Operating Season
18
5
History
19
5.1
Previous Operation
19
5.2
Previous Exploration
19
6
Geological setting, Mineralization and Deposit
19
6.1
Regional, Local and Property Geology
19
6.2
Mineralization
21
6.3
Coal Quality
21
6.4
Deposits
22
7
Exploration
24
7.1
Nature and Extent of Exploration
24
7.2
Hydrology
29
7.3
Geotechnical Data
30

7.4
2021 Geotech Sampling
33
8
Sample preparation, Analysis and security
38
8.1
Prior to Sending to the Lab and Lab Procedures
38
9
Data Verification
39
9.1
Procedures of Qualified Person
39
9.2
Opinion of Qualified Person
39
10
Mineral processing and metallurgical testing
40
10.1
Testing

Procedures and Sample Representatives
40
10.2 Laboratory Details
40
10.3
Assumptions and Prediction
40
10.4
Opinion of Qualified Person
40
11
Mineral Resource Estimates
41
11.1
Assumptions, Parameters and Methodology
41
11.2
Qualified Person’s Resource Estimate
41
11.3
Cut-off thickness and insitu ash
42
11.4
Resources Exclusive of Reserves
42
11.5
Initial Economic Assessment
42
11.6
Resource Classification and Estimate Uncertainty
42
11.7
Qualified Person ’s Opinion
43
11.8
Qualified Person ’s Credentials
43
12
Mineral Reserve Estimates
44
12.1
Assumptions, Parameters and Methodology
44
12.2
Qualified Person Credentials
45
12.3
Qualified Person ’s Opinion
45
13
Mining Methods
45
13.1
Geotech and Hydrology
46
14
Process and recovery methods
50
14.1
Description
50
15
Infrastructure
54
16
Market studies
55
16.1
Market Description
55
16.2
Price Forecasts
57
16.3
Contract Requirements
57
17
Environmental

studies,

permitting,

and

plans,

negotiations,

or

agreements

with

local
individuals or groups
59
17.1
Results of Studies
59
17.2
Requirements and Plans for Waste Disposal
60
17.3
Permit Requirements and Status
61
17.4
Local Plans, Negotiations or Agreements
61

17.5
Mine closure plans and associated costs
62
17.6
Qualified Person ’s Opinion
62
17.7
Commitment to local hiring
62
18
Capital and Operating Costs
63
18.1
Capital Cost Estimate
63
18.2
Operating Cost Estimate
63
19
Economic Analysis
64
19.1
Assumptions, Parameters and Methods
64
19.2
Sensitivity
64
19.3
Results
65
20
Adjacent properties
66
20.1
Information Used
66
21
Other relevant data and information
67
22
Interpretation and conclusions
68
22.1
Conclusion
68
22.2
Risk Factors
68
23
Recommendations
74
24
References
75
25
Reliance on information provided by the registrant
75
26
Glossary of Abbreviations and Definitions
76

FIGURES (IN REPORT)
Figure 3-1: Location Map
13
Figure 3-2: Mining Leases and Mineral Development Licences
15
Figure 6-1: Blackwater Group Stratigraphic Sequence
21
Figure 6-2: Trends in Seam Splitting and Coalescing from North to South
22
Figure 6-3: North South Section through Curragh Tenements showing major seams
23
Figure 7-1: Geophysical Surveys
25
Figure 7-2: Curragh Boreholes as of 31 August 2021 used in Resource

Estimate
27
Figure 7-3: Sample Locations by main Sample Type
28
Figure 7-4: Geotechnical Sampling – Curragh Main (2021)
33
Figure 7-5: Geotechnical Sampling – Curragh North (2021)
33
Figure 7-6: Curragh North Sample Sites
34
Figure 7-7: Curragh Sample Sites
35
Figure 13-1: Waste (Spoil) Dump Curragh North
47
Figure 13-2: Total

Waste by Activity
47
Figure 13-3: Coal Mined
48
Figure 13-4: Final Mined Reserves
50
Figure 14-1: Aerial view of the CHPP facilities and associated infrastructure
52
Figure 17-1: Mine Waste Disposal Areas
61
Figure 18-1: CAPEX US$ million
63
Figure 18-2
63
Figure 19-1: Project Post Tax Net Cash Flow Summary (Millions)
64
Figure 19-2
65
TABLES (IN REPORT)
Table

1-1: Coal Resources Summary as of December 31, 2021
8
Table

1-2: ROM Coal Reserve Summary as of December 31, 2021 (Mt)
8
Table

1-3: Coal Reserve Summary (Marketable Sales Basis) as of December

31, 2021 (Mt)
9
Table

1-4: Life Of Mine tonnage, Profit & Loss (P&L) before tax and Earnings

Before Interest Tax
Depreciation & Amortization (EBITDA) 10
Table

3-1: Mining Leases
16
Table

3-2: Mineral Development Licenses
16
Table

7-1: Drill hole Statistics
25
Table

7-2: Selected Exploration and Data management procedures
26
Table

7-3: Curragh Procedures
31
Table

7-4: 2021 PLT
37
Table

8-1: Analytical Test

Standards Numbers
38
Table

11-1: Coal Resources Summary as of December 31, 2021
41
Table

11-2: Ranges of drillhole spacing used to define coal Resource categories (metres)
43
Table

11-3: Resource Estimate Global Precision
43
Table

12-1: ROM Coal Reserve Summary as of December 31, 2021 (Mt)
44
Table

12-2: Coal Reserve Summary (Marketable Sales Basis) as of December

31, 2021 (Mt)
44
Table

13-1

46
Table

13-2
49
Table

14-1: CPP Capacity
53
Table

16-1: Coal Quality for Washed Products
56
Table

16-2: Coal Pricing
57
Table

19-1: Sensitivity of NPV (USD billions)
65
Table

22-1: Risk Level Table
68
Table

22-2:

Risk Rankings and Control Measures
69
TABLE 22-3:

CONSEQUENCE AND PROBABILITY LEVEL TABLE ($AUD)
69
TABLE 22-4:

RISK MATRIX
70
TABLE 22-5:

RISK ASSESSMENT
72

Executive Summary
1.1

Property Description
This

report

provides

a

statement

of

coal

Resources

and

coal

Reserves

for

the

Curragh

mine

in

central
Queensland, Australia, as defined under Subpart 1300 of Regulation S-K (Regulation S-K 1300) promulgated by the

United

States

Securities

and

Exchange

Commission

(SEC)
and

the

Australasian

Code

for

Reporting

of
Exploration Results,

Mineral Resources and

Ore Reserves

(JORC Code 2012).

This report was

also prepared
in

accordance

with

the

Australasian

Code

for

Public

Reporting

of

Technical

Assessments

and

Valuations

of
Mineral Assets (VALMIN

Code 2015).
Coal Resources and coal Reserves are herein reported and rounded to millions of metric tonnes (Mt).

The

Curragh

mine

is

located

approximately

200

kilometres

by

road

west

of

Rockhampton

and

approximately
14 km

north

of

the

town

of

Blackwater

(refer

to
Figure
3
-
1
)

within

the

Central

Highlands

Regional

Council,
Queensland Australia. The coordinates of CPP1 are 688,561

East, 7,400,933 North in the AMG66 grid system.
The Property

is comprised

of approximately

25,586 total

hectares of

Mining Leases

and Mineral

Development
Licences.

Underlying

these

Resource

Authorities

are

various

forms

of

cadastral

land

with

different

ownership
arrangements as detailed in section 3.2.

Coronado is able to access all the

land through either direct ownership
or signed agreements.
1.2

Ownership
Curragh

commenced

operations

in

1983

and

was

formerly

controlled

by

a

consortium

of

companies.

These
companies were bought out by

Arco Australia who later sold

the Property to Wesfarmers. Coronado acquired the
Property from Wesfarmers in 2018. Further details

on ownership are presented in Sections 3.2 to 3.4
1.3

Geology
The Curragh mine

extracts

seams in

the Rangal Coal

Measures including the

Cancer, Aries, Castor, Pollux, Orion
and Pisces seams. These

coals are suitable for

beneficiation to metallurgical and

thermal products. Some seams
are suitable to bypass direct to product.

Further details on the geology of the operations are provided in Section
6.
1.4

Exploration Status
The Property has been extensively explored,

largely by drilling open chip holes

as well as core holes, downhole
geophysics is used

extensively.

The majority of

the data was

acquired or generated

by previous owners

of the
Property.

These

sources

comprise

the

primary

data

used

in

the

evaluation

of

the

coal

Resources

and

coal
Reserves on the Property.

Ongoing exploration has been carried out by

Coronado since acquiring the Curragh mine.

The exploration data
acquired by Coronado has been

consistent with past drilling activities. . Further

details on past exploration efforts
are discussed in Section 7.
1.5

Operations and Development
Due

to

its

coal

reserve

and

seam

characteristics,

Curragh

operates

using

conventional

dragline

and

truck
excavator

methods

typical

throughout

the

Bowen

Basin.

The

model

was

therefore

generated

with

these
constraints in mind.

The mine produces coal that is suitable for the

metallurgical and thermal coal markets.
There are

two coal

preparation plants

at Curragh,

CPP1 and

CPP2. CPP1

has a

nameplate capacity

of 1,100
raw

tonnes

per

hour

(tph).

CPP2

has

a

nameplate

capacity

of

1,200

tph

but

is

capable

of

1,350

tph

when
processing

selected

feed

types
.

Processes

are

typical

of

those

used

in

the

coal

industry

and

are

in

use

at
adjacent coal processing plants. Further

details on coal processing and

infrastructure are discussed in Sections
14 and 15 respectively.

1.6

Mineral Resource
Mineral Resources,

representing in-situ coal in which a portion of Reserves are derived, are presented below.

A
coal Resource

estimate, summarized

in
Table
1
-
1
, was

prepared

as of

December

31,

2021,

for the

Curragh
Mine. Further details on our determination of resources

is presented in Section 11

.
Table 1-1: Coal Resources Summary as of December 31, 2021
Area Measured Indicated Meas + Ind Inferred Total Ash% Sulphur% VM%
Incl in Reserves 255 26 281 2 283 17.3 0.55 19.0
Excl of Reserves 234 103 337 43 380 21.2 0.56 18.8
>15:1 94 81 175 100 275 17.0 0.39 18.0
Total 583 210 793 144 937 18.8 0.51 18.6

Notes

(i)

Total Resource tonnes

are inclusive

of reserve

tonnes since

they include

the in-situ

tonnes from

which recoverable

coal Reserves
are derived.
(ii)

Coal Resource tonnes are reported on an insitu

basis at 5.3% moisture,

qualities are reported on an aid dried basis.
(iii)

>15:1 opencut strip ratio are the estimated underground

Resources.
(iv)

The numbers have been rounded and the

totals may not add up.
(v)

If the Resource was reported exclusive of Reserves

then the total would be 655Mt.
(vi)

Total Resource of 937Mt is inclusive of reserves.
1.7

Mineral Reserve
Reserve

tonnage

estimates

provided

herein

report

coal

Reserves

derived

from

the

in-situ

Resource

tons
presented in
Table
1
-
1

proven and

probable run

of mine

(ROM) coal

Reserves

are highlighted

in
Table
1
-
2
,
these were derived from the defined in-situ coal Resource

considering relevant processing, economic (including
technical

estimates

of

capital,

revenue,

and

cost),

marketing,

legal,

environmental,

socioeconomic,

and
regulatory

factors

as

well

as

legal,

environmental,

socioeconomic,

and

regulatory

factors.

The

equivalent
marketable Reserves are highlighted in
Table
1
-
3.
Table 1-2: ROM Coal Reserve Summary as of December 31, 2021 (Mt)
Curragh

Proven Probable Total Coal Quality of Reserve inclusive of loss and dilution (adb)
Mt Mt Mt Ash (%) TS (%) VM (%)
ROM 243 23 266 28.4 0.5 16.6

Table 1-3: Coal Reserve Summary (Marketable Sales Basis) as of December 31, 2021

(Mt)
Demonstrated Coal Reserves
(Wet Tons, Washed

or Direct Shipped, Mt)
Quality (ad)
Type
By Reliability Category
Proven Probable Total Ash% Sulphur% VM% CV Kcal/kg
Metallurgical 149 13 162 8.4 0.4 19.9
Thermal 49 5 54 17.7 0.4 16.3 6,286
Total 198 18 215 10.7 0.4 19.0

Notes
a)

Curragh's Reserves,

as stated, are 100 percent of the site

Reserves,

including all Reserves in the Curragh Project
.
b)

ROM Coal Reserves have been stated on a 7.5%

Moisture basis.
c)

Marketable Reserves are stated on a product moisture basis of

11%.
d)
Coal qualities are reported on an air-dried

basis
, CV is reported on a gross as received basis.
e)
Typical marketable coal products produced range from low-ash, hard coking coal to mid-ash semi-hard coking coal, a variety of
low-volatile Pulverised Coal Injection (PCI) products ranging from low to high ash, and thermal coal
f)
Most tonnes and quality information have been

rounded, hence small differences may be present

in the totals.

g) CV is only reported for thermal coal.
In summary,

Coronado controls

a total

of 215

Mt (moist

basis) of

marketable coal

Reserves,

at Curragh,

as of
December 31,

2021.

Of that

total, 91

percent are

proven, and

9 percent

are probable.

Further

details on

our
determination of reserves is presented in Section 12.
1.8

Capital Summary
Curragh’s capital schedule assumes

that major equipment rebuilds/replacements

occur over the course of each
machine’s remaining assumed operating life and includes development capital for infrastructure and preparation
of

new

open

pit

design,

access,

and

entry.

Replacement

equipment

was

scheduled

based

on

Curragh’s
experience and

knowledge

of mining

equipment

and

industry standards

with respect

to the

useful life

of such
equipment.

A summary of the estimated capital for the Property

is provided in section 17.
1.9

Operating Costs
Mine

operating

costs

include

labour

and

supply

costs

required

for

drilling,

blasting,

overburden

removal,

coal
removal,

pit

services,

and

indirect

costs.

The

company

uses

both

employees

and

contractors

for

operations
management,

marketing,

and

support

and

corporate

services.

Operating

and

maintenance

supplies

and
expenses

include

fuel,

equipment

parts

and

repairs,

explosives,

power,

and

water

handling.

Equipment
employed includes draglines, shovels, excavators, trucks,

dozers and loaders.
Other

cost

factors

were

incorporated

for

coal

preparation

plant

processing,

refuse

handling,

coal

loading,
technology

systems

and

infrastructure,

insurances,

downstream

port,

rail

and

demurrage

costs

at

applicable
contract and historic average rates.
Mandated

and

contractual

sales

related

costs

such

as

rebates,

and

government

royalties

are

measured

per
legislated and or contracted rates.
A summary of projected operating costs is provided in

section 17.
1.10

Economic Evaluation
The financial model prepared for this TRS was developed

to test the economic viability of the coal reserve

area.
The results of

this financial model

are not intended

to represent a

bankable feasibility study, required for financing
of any

current or future

mining operations contemplated

for the

Coronado properties, but

are intended to

establish
the economic viability

of the estimated

coal Reserves.

Cash flows

are simulated

on an annual

basis based

on
projected production from

the coal Reserves

.

The discounted cash

flow analysis presented

herein is based

on
an effective date of January 1, 2022.

Cash flows derived

are an outcome

of economic reserve costed

at property known

contracted and historical

trend
observed costs in

consideration of total

waste removed to

extract wash produce

and ship

clean coal

to customers.

Customer coal pricing is derived from market observed forward estimates based on global economic supply

and
demand analysis which is applied to mine plan sales volumes

and product mix.
Economic outcomes include capital forecasts and government and contracted royalty and rebate payments.
Table 1-4: Life Of Mine tonnage, Profit & Loss (P&L) before tax and Earnings Before Interest
Tax Depreciation & Amortization (EBITDA)

LOM Clean LOM PandL LOM EBITDA

Tonnes Pre-Tax PandL Per Tonne EBITDA Per Tonne
Curragh 252Mt 5.6 billion 22 7.8 billion 31
Clean tonnes valued in

Life Of Mine (LOM) estimates

are greater than marketable

reserves tonnes due to

mine
sequencing

required

for

open

pit

design

to

achieve

marketable

reserves.

Under

SEC

requirements

inferred
resources cannot be converted to reserves, only measure

and indicated resources.
In order to allow

the mine plan

to proceed however

inferred resources must

be mined, these

are then excluded
for reporting purposes from the marketable tonnes.
The

majority

of

inferred

tonnes

are

mined

late

in

the

schedule

and

due

to

the

discounting

affect

these

have
minimal impact on net present value (NPV).
As shown in
Table
1
-
4
the Curragh Mine shows positive EBITDA

over the LOM.

Overall, Curragh’s operations
show positive LOM P&L and EBITDA of well over $5

billion.
Curragh’s cash flow summary,

excluding debt service, is shown in section 18.
Consolidated

cash

flow

from

operations

is

positive

over

the

mine

life

with

the

post-production

years

showing
negative cash flows due to end-of-mine reclamation spending.

Cash flow

after tax,

but before

debt service,

generated over

the life

of the

project was

discounted to

NPV at

a
10.0% discount rate, which represents Coronado’s risk adjusted Weighted Average Costs of Capital (WACC)

for
likely market

participants

if the

subject reserves

were offered

for sale.

The NPV

of the

project cash

flows is

a
point in

time estimate

of potential

economic

outcomes

with scope

for further

projects

not yet

considered.

The
NPV amounts

to approximately

$ 1.5

billion as

a base

line only

with outcomes

highly dependent

upon market
based pricing and

exchange rates. The financial

model prepared for

the TRS was developed

to test the

economic
viability of each coal resource area.

The NPV estimate was made for purposes

of confirming the economics

for
classification of coal reserves and not for purposes

of valuing Coronado or its Curragh assets.

Mine plans were
not optimized,

and actual

results of

the operations

may be

different,

but in

all cases,

the mine

production plan
assumes the properties are under competent management.
1.10.1

Sensitivity Analysis
NPV outcomes are highly sensitive to changes in

AUD:USD exchange rates and forward PLV

index coal prices.
Curragh base line NPV discounts cash flows

at 10% using a life of

mine exchange rate of 0.67 based on

January
2022 exchange

rate forward

curves

and forward

index

prices prepared

in December

2021 and

January

2022.
The resultant base line NPV is $1.5 billion.
Sensitivity of the NPV results to changes in the key drivers is presented in section 18
1.11

Conclusion and Recommendations
Sufficient data have been obtained through various exploration and sampling programs and mining operations to
support the geological interpretations

of seam structure and thickness

for coal horizons situated on

the Curragh
Property.

The

data

are

of

sufficient

quantity

and

reliability

to

reasonably

support

the

coal

Resource

and

coal
reserve estimates in this TRS.

The geological data

and preliminary

feasibility study,

which consider

mining plans,

revenue, and

operating and
capital cost estimates are sufficient to support the classification of coal Reserves provided herein.

Introduction
2.1

Registrant and Terms of Reference
This report was prepared for the sole use of Coronado

Global Resources Inc. (“Coronado”) and its affiliated

and
subsidiary companies

and advisors.

The report

provides a

statement of

coal Resources

and coal

Reserves for
the

Curragh

mine,

as

defined

under

SEC

regulation

S-K

1300

and

the

Australasian

Code

for

Reporting

of
Exploration Results,

Mineral Resources and

Ore Reserves

(JORC Code 2012).

This report was

also prepared
in

accordance

with

the

Australasian

Code

for

Public

Reporting

of

Technical

Assessments

and

Valuations

of
Mineral Assets (VALMIN

Code 2015).
The report provides a statement of Coal Resources

and Coal Reserves for the Curragh mine. Exploration results
and Resource calculations were used as the basis for the

mine planning.
Coal

Resources

and

Coal

Reserves

are

herein

reported

in

metric

units

of

measurement

and

are

rounded

to
millions of metric tonnes (Mt). All currency is in USD.
2.2

Information Sources
This TRS is

based on information

provided by various

Curragh employees and

external consultants and

reviewed
by Barry

Lay (Qualified

Person Resource)

and Paul

Wood (Qualified

Person Reserve).

For the

evaluation, the
following tasks were completed:
●

Process the information supporting the estimation of Coal Resources and Coal Reserves into geological models;

●

Develop life-of-mine (LOM) plans and financial models;
●

Held discussions with Coronado company management; and

●

Prepare and issue a Technical

Report Summary (“TRS”) providing

a statement of Coal Reserves

which
would include:
●

A description of the mine and facilities.

●

A description of the evaluation process.
●

An

estimation

of

Coal

Resources

and

Coal

Reserves

with

compliance

elements

as

stated

under

the
JORC Code and the Regulation S-K 1300.
2.3

Personal Inspections
Paul Wood is very

familiar with the Curragh

mine site,

having served with the company

for five years as

a Long
Term Mine Planner and having conducted

multiple site visits

from 2016 to

2019 in his

role in charge

of exploration
drilling. Barry Lay is an external

consultant who runs his own company Resology Pty Ltd

and is a former Curragh
employee with years of site experience.
2.4

Prior Reports
Curragh Resources

and Reserves

have historically

been reported

under JORC

code requirements

to the

ASX
and this Technical

Report Summary (TRS) is the first report prepared

under the requirements of SEC regulation
S-K 1300.
3
Property Description
3.1

Location
The Curragh Project

is located approximately

200 kilometres

by road west

of Rockhampton

and approximately
14 km

north

of

the

town

of

Blackwater

(refer

to
Figure
3
-
1)

within

the

Central

Highlands

Regional

Council,

Queensland Australia.

The coordinates of the

CPP1 are 688,561 East,

7,400,933 North in the AMG66

coordinate
system.
Figure 3-1: Location Map

3.2

Titles, Claims or Leases
The
Mineral

Resources

Act

1989

(Qld)

(MRA)

and

the
Mineral

and

Energy

Resources

(Common
Provisions)

Act

2014

(Qld)
(MERCPA) ,

together,

provide

for

the

assessment,

development

and
utilization

of

mineral

resources

in

Queensland

to

the

maximum

extent

practicable,

consistent

with
sound

economic

and

land

use

management.

The

MRA

vests

ownership

of

minerals,

with

limited
exceptions, in the Crown (i.e., the state government). A royalty is payable to the Crown for the right to
extract

minerals.

The

MRA

also

creates

different

tenures

for

different

mining

activities,

such

as
prospecting, exploring and mining.

A mining lease

(or ML) is

the most important

tenure, as it

permits
the

extraction

of

minerals

in

conjunction

with

other

required

authorities. The

MRA

imposes

general
conditions on an ML.
We control the coal

mining rights at Curragh under 14

coal and infrastructure mining leases, or

ML’s,
and three mineral development

licences, or MDL’s, granted pursuant

to the MRA. We

refer to the ML’s
and MDL’s at Curragh, collectively,

as the Tenements. Renewal of certain Tenements

will be required
during the mine life of Curragh and the

Queensland government can vary the terms and

conditions on
renewal. There are a number of petroleum

tenements which overlap with the Tenements. The priority,
consent

and

coordination

requirements

under

the

MRA,

MERCPA

and

the

Petroleum

and

Gas
(Production

and

Safety)

Act

2004

(Qld)

(as

relevant)

may

apply

with

respect

to

those

overlaps.
Extensive

statutory

protocols

govern

the

relationships

between

co
‑
existing

mining

and

exploration
rights

and these

protocols are

largely focused

on encouraging

the

overlapping tenement

holders to
negotiate and

formulate arrangements

that

enable the

co
‑
existence of

their

respective interests.

To
date, we have negotiated arrangements in place

with all of our overlapping tenement

holders and full
access to all of our Tenements.

The respective ML’s

and MDL’s are shown

in
Figure
3
-
2
,
Table
3
-
1

and
Table

-
2.

Figure 3-2: Mining Leases and Mineral Development Licenses

Table 3-1: Mining Leases
Mineral Lease Permit Name Expires Hectares Comments
ML 1878 Curragh 5/31/2024 4,455

ML 1990 Curragh A 5/31/2023 172

ML 80010 Curragh Extended No.1 5/31/2023 24 Infrastructure
ML 80011 Curragh Extended No.2 5/31/2023 6 Infrastructure
ML 80012 Curragh Extended No.3 5/31/2023 43 Infrastructure
ML 80086 Curragh East 10/31/2025 3,033

ML 80110 Curragh North 7/31/2044 4,860

ML 80112 Curragh B 5/31/2023 110 Infrastructure
ML 80123 Curragh North A 7/31/2044 5
ML 80171 Curragh West 7/31/2040 954

ML 700006 Curragh South 6/30/2041 1,432

ML 700007 Curragh Central 6/30/2041 1,123

ML 700008 Curragh Central Extended 11/30/2040 2,643

ML 700009 Curragh Extended 11/30/2040 797

19,658

Table 3-2: Mineral Development Licenses
License Permit Name Expires Hectares Comments
MDL 162 Mackenzie 2/28/2023 3,213

MDL 328 Curragh West No. 1 8/31/2026 381

MDL 329 Curragh West No. 2 8/31/2026 2,334

5,928

There are no outstanding disputes or litigation. Only one tenement (ML 80123) required a native title process for its

grant.

Curragh

undertook

the

Right

to

Negotiate

process

with

the

then

Native

Title

Parties,

the

Gaangalu
Nation People, and

concluded an ancillary

agreement and a

section 31 Deed

to allow the

ML to be

validly granted
in compliance with the

Commonwealth Native Title

Act 1993.There are

no material issues relating

to native title
for the Curragh operations
.
Curragh negotiated

a Cultural

Heritage Management

Plan (“CHMP”)

for the

project in

2012. There

have been
subsequent changes to

the registration and

composition of the Native

Title claim for the relevant

Aboriginal Party.
A new CHMP has been prepared for the extended Curragh

operations, signed on December 19, 2017.
Cultural heritage is unlikely to pose any material issues

to the Curragh operations.
3.3

Mineral Rights
Property control and mining

rights at Curragh are

entirely expressed in the

mining leases and licenses

mentioned
in

the

previous

section

of

this

document.

Overlapping

petroleum

tenure

exists

over

the

southern

and

eastern
extents

of

the

Curragh

tenements.

Under

the

Mineral

and

Energy

Resource

(Common

Provisions)

Act

2014
legislation

(‘MERCPA

2014”)

this

requires

annual

information

exchanges

including

the

provision

and
maintenance of Joint Information Management Plans

with the overlapping petroleum tenement holder.

CCPL is
compliant with the legislation and there are no current restrictions to coal mining.
3.4

Encumbrances
There are mortgages on the tenements.
3.5

Other Risks
Risk exists in areas

of high environmental

significance; these are

managed by internal

processes as part of

the
normal

day

to

day

operations

of

the

mine.

Areas

that

have

high

environmental

value

that

lie

outside

of

the
approved disturbance footprints

are downgraded in

the Reserves to

the next lower

reserve category to

account
for uncertainty.
There are no

indications that matters associated

with surface rights, mineral

rights, or other encumbrances

would
deny access to the resources and reserves captured in the

current estimates.

Accessibility,

Climate,

Local

Resources,

Infrastructure

and
Physiography

4.1

Topography,

Elevation and Vegetation
Curragh coal mine

is characterized by

a general gently

rolling topography,

which is the predominant

feature for
the Bowen Basin. The

principal drainage conduits

are the Mackenzie

River and the

Blackwater Creek and

their
tributaries, which represent the upper

phase of the hydrologic regime.

The mean altitude is between

140 and 150
metres above sea level.
Vegetation

at Curragh

consists primarily

of grass

land, with

pastures and

low intensity

cattle grazing

being the
primary forms of non-mining land use; the

secondary land use is crop farming over dry lands.

Most of the original
vegetation

was

cleared

for

agricultural

exploitation

with

a

relatively

small

portion

remaining

along

the

two
aforementioned waterways.
4.2

Access and Transport
Established sealed roads connect the mine to the town

s

of Emerald to the west and the port at Gladstone to

the
east.

Curragh site owns

and runs a

rail loop, adjacent

to product stockpiles

with a conveyor

system that feeds
train loadout bin.. Domestic

coal sales are loaded

onto train wagons for

transportation to the

Stanwell coal fired
power station for power generation. While export coal is transported by rail on the Blackwater line approximately
290km to

the RG

Tanna

or Wiggins

Island Coal

Export Ter

minal (WICET)

port facilities

at Gladstone.

No coal
transportation takes place on waterways.
4.3

Proximity to Population Centers

The

closest

population

centre

with

respect

to

Curragh

is

the

town

of

Blackwater

approximately

14

km

to

the
south..

The major regional town of Emerald, located 75 km to the west, offers daily flights to the State Capital of
Brisbane and is used extensively by Coronado personnel

travelling to and from site.

4.4

Climate and Length of Operating Season
The prevailing climate at

Curragh is sub-tropical characterized by

warm to hot and

wet summers and cool

to mild,
dry

winters.

The

highest

temperatures

are

observed

in

January,

reaching

an

average

of

34°

C;

the

coldest
temperatures occur in

July at

an average of

7°C. Annual rainfall

averages 635 mm,

with January being

the wettest
month with typical rainfalls of +90 mm.

July is the driest month with typical precipitation averaging

19 mm.
Except

for

a

few

occasions

of

heavy

summer

rain,

which

can

also

disrupt

the

activities

related

to

coal
transportation by the

railway to

the port at

Gladstone, there are

seldom major interruptions

at Curragh’s

mining
operations due to inclement weather.

Coal mining is therefore performed on a continuous year-round basis.

History

5.1

Previous Operation
The coal

mine at

Curragh was developed

in 1983

as a

joint venture between

the following

partners with respective
participation in ownership:
Arco Australia Ltd

30%

Australian Consolidated Industries Ltd
30%

R. W. Miller and Co.
30%

Mitsui and Co. (Australia)
10%

Arco Australia Ltd. bought

out the other joint

venturers and in 2000

sold the property to

Wesfarmers Ltd.

In 2014,
Wesfarmers

acquired

MDL

162

from

Peabody

Budjero

Pty

Ltd.

Coronado

acquired

all

the

Tenements

from
Wesfarmers Ltd. in

March 2018.

Since the

project’s inception, additional

mining leases and

development licenses
were incorporated into Curragh at different times.

5.2

Previous Exploration
Curragh has been

the subject

of numerous

phases of

exploratory drilling

programs extending

back to the

early
1960s. Currently

there are

some 15,000

boreholes available

for geological

evaluation of

the asset

with around
9,000 directly within the

current mineral concession borders.

The vast majority of

these boreholes are of

the non-
coring

type

(open

hole).

Further

details

on

past

exploration

efforts

are

presented

in

Section

7.Various

drilling
programmes were

conducted by

the Queensland

Department of

Minerals and Energy

(previously known

as Mines
Department) during

the period

1966-76 over

a large

area between

the Capricorn

Highway and

the MacKenzie
River. The

area was within the

Department of Mines Reserved

Area 56D (RA56D). From

1976 to 1978 detailed
drilling and

coal analysis

was

carried out

by officers

of the

Geological

Survey of

Queensland on

behalf of

the
State Electricity Commission of Queensland (SECQ). During this time the SECQ (SECQ’s interest is now vested in

Stanwell

Corporation

Limited)

was

granted

Authority

to

Prospect

(ATP)

217C.

Extensive

exploration

of

the
Curragh area within ATP

217C occurred between 1976 and 1978.
In 1982

further exploration was

carried out

by Geological

Survey of

Queensland on behalf

of SECQ

in the

Curragh
East area. The Curragh lease (ML1878) was granted on 27 May 1982 and that part of the area was relinquished from ATP

217. A significant

exploration programme

was undertaken

in 1993 to

provide coal

quality information
and additional structural data for Curragh East. Four hundred holes were drilled,

comprising 320 open holes with
geophysical logs and 80 partially cored holes.

In 1996 a large exploration

programme was undertaken

at the northern end

of MDL162 and this

work provided
the basis for the Pisces Project feasibility study

(Curragh North). In 2001 twenty partially cored holes were drilled in this

northern

part of

MDL162 to

provide

samples

for

bench scale

coking

coal

testing.

Another

large

drilling
programme was commenced in 2003 and the culmination of all this work saw ML80110 (Curragh North) granted on 22nd July 2004.

Systematic drilling

programs (ongoing),

conducted since

the mine

was commissioned, have

resulted in

thousands
of holes being drilled in the Curragh Lease area.

In last

three years,

several strategic

holes have

been acquired

on an

ongoing basis

to investigate

potential for
future

underground

mining.

Geotech,

gas,

coal

quality

and

spontaneous

combustion

samples

have

been
collected as part of this program.
6
Geological setting, Mineralization and Deposit

6.1

Regional, Local and Property Geology
Curragh

is

situated

within

the

Permo-Triassic

aged

Bowen

Basin

in

Eastern

Australia,

which

covers
approximately 16 million hectares. Its

physiographic make-up consists of

lowlands, flood plains as

well as rugged

plateaus and

ridges. The

main lithological

units derive

from continental

and marine

sedimentation

with limited
volcanic and intrusive rocks. The principal Resources are primarily large coal fields and secondarily natural gas.
The geological setting

of the property

itself consists

of sediments

of the Rangal

Coal Measures

and Burngrove
Formation, both

of Permian

age which

outcrop on

the property.

These units

underlie alluvial

Quaternary cover
and minor areas of

Tertiary sediments. Alluvial sediments typically have an average thickness of 10 to

15 metres,
with locations of up to 30 metres of sand, clay and gravel

in northern areas.
The Yarrabee

Tuff

marker coincides

with the

present lower

limit of

Resource estimate.
Figure
6
-
1

shows the
typical stratigraphic column that

applies to the property.

Five main coal seams

groups, primarily of

metallurgical
quality with some thermal quality coals, are mined at Curragh,

as listed below:
●

Cancer seam
●

Aries seam
●

Castor seam
●

Pollux seam
●

Mackenzie and Pisces
The Burngrove Formation typically has thick interbedded coal and tuff beds. This coal is typically high ash and is
not included in either the Resources or Reserves.
The structural

environment at

Curragh can

be fairly

complex with

the observed

seam deformation

the result

of
thrust faulting from the northeast with fault throws up to 30 m. Structural thickening can occur where thrust faults cause affected seams to be

repeated, but in most cases the duplicated

seams are not included in the Resource
estimation, although such repeats of coal are often mined and included in the Resource estimation if sequencing
permits such as the Pollux seam. Thrust faulting

can also result in barren areas, where seams have

been faulted
out. North-south and

east-west trending

normal faults

also occur but

are less common

than thrust faulting
.
The
structural geology within the Resource

adds some complexity to the project,

as such the mine employs a

strong
geotechnical program to manage geotechnical risks.
The major

structure that

limits mining

at Curragh

North is

the Jellinbah

fault, this

trends in

a north

west,

south
east direction with throws of over 100m, various splays of lesser throws (10 to 20m) trend to the north west.

Figure 6-1: Blackwater Group Stratigraphic Sequence
6.2

Mineralization
The

generalized

stratigraphic

columnar

section

in
Figure
6
-
1

demonstrates

the

vertical

relationship

of

the
principal coal seams and rock formations

at Curragh. The property,

as in the Bowen Basin as a whole, does

not
contain

any

signs

of

metamorphic

activity;

the

prevailing

lithology

is

sedimentary

rocks

with

a

few

igneous
intrusions. The depth of host rock weathering at Curragh is

on average in the order of 10 to 15 metres.
6.3

Coal Quality
Coal

seams

at

Curragh

are

mainly

of

the

low

volatile

metallurgical

grade

with

a

secondary

middling

thermal
product. Sulphur

and phosphorus

content is

generally low.

Insitu ash

is in

the range

of 20%

thus necessitating
beneficiation

to

meet

market

requirements,

which

in

this

case

is

accomplished

through

a

coal

handling

and
preparation plant. Metallurgical coal products range

from 7-10% product ash.

6.4

Deposits
Figure
6
-
2

shows

a

3D

view

of

the

geometry

of

the

coal

horizons

at

Curragh.

In

portions

of

the

property,

a
number of these seams merge to form a single package, without any interburden strata. In the central and some of the northern part of the property the Aries and Castor seams coalesce into one coal stratum that is referred to locally as

the “Mammoth”

seam. The

Mammoth Seam

is analogous

to the

Leichardt

seam commonly

found in
mining

operations

further

north.

At Curragh

North

the

Pollux, Orion

and

Pisces

seams

coalesce

into one

unit
which is correctly referred to as

the Mackenzie seam, but in some contexts

has been referred to as the “Pisces”
seam even though the true Pisces

seam is only one of

the constituent seams of the Mackenzie assemblage.

The
Mackenzie seam is analogous to the Vermont seam which is commonly found in mining operations further north.
Figure 6-2: Trends in Seam Splitting and Coalescing from North to South
Figure
6
-
3

highlights

a

North-South

section

from

the

current

geological

model

through

Curragh

properties.
Seams of

economic

interest occur

at depths

ranging from

15m from

surface down

to as

deep as

400m in

the
deepest part of the property.

Interburden

host

rock

typically

consists

of

regular

intercalations

of

siltstones

and

mudstones,

with

layers

of
variable thicknesses. The rock and coal beds

dip gently to East direction at

an angle of approximately 3 degrees,
with some sections displaying dip angles as high as 10

degrees in association with structural deformation.
In

general,

only

minor

instances

of

intrusive

material

have

been

intercepted

in

drill

holes

or

mined

during
production at the Curragh Mine.
Igneous activity

is more

prevalent at

Curragh North

although these

are not

a major

impact on

Operations. The
intrusive includes rare dykes occurring at the northern end of Curragh North deposit.

There was a larger igneous
intrusion approximately 500 metres long

and 100 metres wide that

impacted the Resources of

the Aries, Castor
and Mackenzie seams.

Mining has proceeded past the area of impact of this

intrusion.
Curragh has been

subjected to

moderate localized

faulting more

intense in southern

areas that has

resulted in
vertical slips (displacements) as high as 20 metres, along with variations in seam thickness.

Seam duplication is
also common

as a

result of

the thrust

faulting but

in most

cases the

duplicated

seams are

not

included in

the
Resource estimation, although such repeats of coal

are often mined.

The

principal

geostructural

feature

is

the

Jellinbah

regional

thrust

fault

located

east

of

the

mine

outside

the
Resource

area.

The

structural

geology

within

the

Resource

adds

some

complexity

to

the

project.

The

mine
employs a strong geotechnical program to manage geotechnical risks.
Figure 6-3: North South Section through Curragh

Tenements showing major seams

Exploration

7.1

Nature and Extent of Exploration
The Curragh geological drilling database contains

over 18,000 holes drilled over

a long history of exploration and
development in the Curragh

area. Various

drilling programmes were conducted

by the Queensland Department
of Minerals

and Energy

(previously known

as Mines

Department) during

the period

1966-76 over

a large

area
between

the

Capricorn

Highway

and

the

MacKenzie

River.

The

area

was

within

the

Department

of

Mines
Reserved Area 56D

(RA56D). From

1976 to 1978

detailed drilling and

coal analysis

was carried out

by officers
of the Geological

Survey of

Queensland on

behalf of

the State

Electricity Commission

of Queensland

(SECQ).
During this time

the SECQ (SECQ’s interest

is now vested

in Stanwell Corporation

Limited) was granted

Authority
to Prospect

(ATP)

217C.

Extensive exploration

of the

Curragh area

within

ATP

217C occurred

between 1976
and 1978.
In 1982

further exploration was

carried out

by Geological

Survey of

Queensland on behalf

of SECQ in

the Curragh
East area. The Curragh lease (ML1878) was granted on 27 May 1982 and that part of the area was relinquished from ATP

217. A significant

exploration programme

was undertaken

in 1993 to

provide coal

quality information
and additional structural data for Curragh East. Four hundred holes were drilled,

comprising 320 open holes with
geophysical logs and 80 partially cored holes.

In 1996 a

large exploration programme

was undertaken

at the northern

end of MDL162

and this work

provided
the basis for the Pisces Project feasibility study

(Curragh North). In 2001 twenty partially cored holes were drilled in this

northern

part of

MDL162 to

provide

samples

for

bench scale

coking

coal

testing.

Another

large

drilling
programme was commenced in 2003 and the culmination of all this work saw ML80110 (Curragh North)

granted
on 22nd July 2004.

Systematic drilling

programs (ongoing),

conducted since

the mine

was commissioned, have

resulted in

thousands
of holes being drilled in the Curragh Lease area.

In the last three

years, several strategic

holes have been drilled

on an ongoing basis

to investigate potential

for
future

underground

mining.

Geotech,

gas,

coal

quality

and

spontaneous

combustion

samples

have

been
collected as part of this program.
Some

geophysical

techniques

including

seismic

and

aero-magnetics

have

supplemented

the

geological
understanding. This work is discussed in the next sections.
7.1.1

Non-drilling exploration
Geophysical techniques have

been used to

supplement the understanding

of the Curragh

Resource.

This work
has been to guide overall understanding of intrusions, seam continuity and sub-surface faults but it has not been the main source of interpretive data for the Resource estimation,

which is drilling.
The mains surveys that have been conducted are:
●

In September

2003 a

low level

airborne geophysical

survey was

flown over

large parts

of the

Curragh
tenements to acquire magnetic and radiometric data (31.5km’s of line at 100m spacing).
●

In

2019,

44km

of

regional

Scale

2D

seismic

acquired

to

provide

characterisation

of

seam

continuity,
seam splits and sub-surface structure.
●

In 2020, 18km of closely spaced

2D lines in ML 80110 were acquired to characterise structure and seam
continuity adjacent to Pit S and Pit U,
Figure
7
-
1.
Aero-magnetic data has

indicated that Resources

are largely intrusion

free except for

one large “plug”

body which
was picked up in aero-magnetics and has since been

mined out.
The 2D survey has been very successful to understand larger scale structures that are difficult and expensive to
define with drilling.

The seismic

data indicated that

Resources are

largely continuous

with some disruption

due
to faulting. The

Phase I seismic

survey was successful

in locating the

Jellinbah fault, a

major regional fault

and
to define seam splitting in areas of sparse drilling.

Figure 7-1: Geophysical Surveys
7.1.2

Drilling Exploration
The Curragh deposit has a long history of exploration

with over 18,000 holes drilled in its properties (
Figure
7
-
2
). Of these approximately 15,000 holes are deemed

suitable for use in the geological model. The remainder
have been excluded due to not meeting strict data quality requirements.
Table
7
-
1

shows the Curragh
Property drilling statistics.

The excluded holes comprise three broad groups of holes:
●

Holes that were not geophysically logged
●

Drill and blast holes that were only partially logged
●

Top

of coal grade control drilling
Approximately 7,500 of the included holes lie in areas

of declared coal Resources. Most of these boreholes are
non-coring (open holes), with a portion as cored holes for

coal quality and washability,

geotechnical, gas or
fugitive emissions purposes. Predominantly all holes are

logged by downhole wireline geophysical techniques.

Table 7-1: Drill hole Statistics
Hole Type Metres Number of Holes
Chip

1,212,896

14,084

Core

125,514

1,292

Total

1,338,410

15,376
Excluded Holes

140,430
3,389

All drilling and sampling are conducted in accordance with the Curragh Geology Planning system which sets out standards

for

logging,

data

capture,

sampling

and

validation

of

drilling

data.

A

subset

of

these

procedures

is
shown in
Table
7
-
2.
Table 7-2: Selected Exploration and Data management procedures
Procedure Name
CPS PLN 2.0 Geology System Plan.pdf
CPS PRO 2.3 Exploration Planning.pdf
CPS PRO 2.4 Exploration Execution.pdf
CPS WI 2.51 Drill Site Management.pdf
CPS PRO 2.5 Exploration Data Collection.pdf
CPS WI 2.21 Establishing Exploration Requirements.pdf
CPS WI 2.22 Guide to Exploration Planning.pdf
CPS WI 2.23 Core Logging and Sampling.pdf
CPS WI 2.24 Minimum Borehole Logging Requirements.pdf
CPS WI 2.26 Sampling for Coal Quality Analysis.pdf
All

logging

and

data

management

is

conducted

by

qualified

geologists.

In

recent

years

all

geological

data

is
captured in

specialist

logging software

and imported

into the

Company’s

geological database

(Geobank)

after
rigorous data validation. The database

is maintained by company IT

professionals and administered by company
geological staff.
Drilling comprises short term operational

drilling designed to reduce geological uncertainty

in short-term planning
and long-term strategic drilling to allow for assessment

of future mining options.
The

primary

drilling

techniques

are

chip

drilling

(non-core)

and

coring.

Chip

holes

provide

ground

up

(“chip”)
samples that are returned to surface by air or water which

provides lithology information down the hole

normally
logged at 1m intervals. Down hole geophysics provides

detailed lithology and coal thickness data in these

holes
for subsequent modelling.
Downhole

wireline

techniques

include

calliper

(borehole

diameter),

gamma,

density,

sonic

and

borehole
verticality.

In some

cases

optical or

acoustic televiewers

are run

to provide

more detailed

bedding

and defect
orientation data.
Core

allows

for

a

more

detailed

understanding

of

rock

characteristics

including

lithology

fabric,

rock

defects,
hardness

and provides

physical

intact

samples

for subsequent

laboratory

testing.

Cored

holes

of either

63

or
100mm

diameter

are

logged,

photographed

and

sampled

by

a

qualified

geologist

into

company

geological
database. Cored holes maybe partially cored or fully cored dependent on the purpose of the hole and samples.
Chips samples may

be collected and

tested for coal

oxidation. Core samples

are more common

and maybe taken
for several reasons:
●

Coal Quality and Washability samples
●

Dilution Samples
●

Geotechnical Samples
●

Gas and Fugitive Emissions Samples
●

Reactive Ground and Spontaneous Combustion Samples
Please refer to Table

7-4 for details on standard and procedures.

Figure 7-2: Curragh Boreholes as of 31 August 2021 used

in Resource Estimate
Large core

holes (200mm)

are generally

drilled at

the start

of project

evaluation to

provide detailed

sizing and
coal quality

and

coke

characterisation

data

and

form

a small

part of

the Curragh

coal quality

database.

More
frequent

are

cored

holes

of

either

63mm

or

100mm

diameter.

These

holes

are

logged,

photographed

and
sampled by

a qualified

geologist. The

sample test

data provides

information on

coal quality,

geotechnical, gas,
reactive ground and

spontaneous combustion

characteristics.
Figure
7
-
3

shows the sample

locations by main
sample type.

Figure 7-3: Sample

Locations by main Sample Type
7.1.3

Drilling, Sampling and Recovery Factors
A number

of drilling,

sampling and

recovery factors

can materially

affect the

accuracy and

reliability of

results.
These factors are routinely reviewed as part of validation

and estimation processes.
Drillhole spacing

varies

across

Curragh properties

from

as low

as 20m

to as

high

as 1-2km.

In years

prior

to
mining, infill drilling

occurs with drill

hole spacing decreased to

the order of

50-100m for chip holes.

Cored sample
drilling spacing prior to mining is generally less than 400m.
Core Recovery

- The diameter

of exploration

cores is

generally between

50mm and

100 mm, with

a few larger
diameter (200

mm) holes

used to

obtain samples

for simulated

degradation, washing,

combustion, and

coking
practices.

A

minimum

core

recovery

of 90%

is used

as a

criteria

for

acceptance

or rejection

of

a sample

for
subsequent

analysis.

If

a

sample

fails

those

criteria,

the

sample

is

re-drilled

or

rejected

from

subsequent
modelling.
Drillhole

Collar

Survey

–

All

borehole

locations

and

elevation

since

the

mid-1980’s

have

been

surveyed

by

a
registered mine surveyor

registered under the

Surveyors Act 2003.

Boreholes are surveyed

in a local mine

grid
which

is

within

a

close

approximation

to

Australian

Geodetic

Datum

(ADG84).

For

the

few

holes

still

used

in

Resource models and estimation drilled prior to mid-1980’s that it is unclear what survey procedures were used.
Where survey is in doubt, those holes are excluded from

Resource estimate.
Downhole Verticality - Recent holes in last 5-10 years have been surveyed by downhole verticality tools that give
the holes

dip and

dip direction

at frequent

intervals

down the

hole. Holes

prior to

this were

not surveyed

with
verticality

tools

and

it

is

assumed

that

these

holes

are

vertical.

For

Resource

and

reserve

estimation,

this
assumption is not material.
7.1.4

Drilling Results and Interpretation
Coronado properties have been drilled at suitable

density and sufficient samples have been collected to allow

for
construction

of

a

detailed

geological

model.

In

areas

of

wider

drillhole

spacing,

the

uncertainty

of

this

model
increases. This uncertainty is

captured in Resource confidence

polygons in the Resource

estimation process and
reported accordingly as

Measured, Indicated or

Inferred Resources.

Only Measured or

Indicated resources

are
considered for conversion into mineral reserves.
Figure
7
-
2

shows all boreholes used in

the 2021 Resource model and

Resource estimate. The holes have been
used to

generate a

geological model,

through which

a geological

section is

presented in
Figure
6
-
3.

Holes in
Burngrove Formation in south-western Mineral Development Leases are not shown as the coal in the Burngrove
Formation is not included in the Resources or Reserves.
Curragh has extensive drilling.

The results over the

years have shown that

the seams are generally

shallow dip
(less than 5°), however in fault and deformation

zones, steep dips occur locally.

Seam deformation has resulted
principally

from thrust

faulting

from

the

north-east

resulting

in seam

displacements

up to

20 metres

vertically.
North-south and east-west normal faults are less common

and some of these have a strike-slip component.
Fault deformation has

resulted in seam

thinning, thickening

and barren areas

which is more

prevalent in south.
The

Jellinbah

fault

occurs

on

the

eastern

side

of

the

Curragh

North

mining

lease.

The

fault

is

a

thrust

fault
upthrown on the eastern side by approximately 300 metres.

This is a physical boundary to coal mining.
Coal quality

sample data

indicates

that metallurgical

coal products

(low-vol coking

and PCI)

can be

produced
from all seams. A

secondary thermal product

is also produced

after beneficiation. A

much smaller proportion

of
seams

in

some

areas

are

only

suitable

for

thermal

coal.

The

metallurgical

coal

rank

(impacts

coke

strength)
slowly decreases with increasing depth to the east.
Coal

quality

models

are

well

supported

by

historical

production

with

low

vol

coking,

PCI

and

thermal

coal
produced at

Curragh for

several decades.

Coal quality

is not

expected to

materially change

in the

life of

mine
plan.
7.2

Hydrology
Curragh

is

an

active

mine

with

minimal

hydrologic

concerns.

Such

concerns

are

considered

to

be

well
understood, at least partly due to the extensive history

of operations on site.

Detailed

hydrological

modelling

has

been

carried

out

in

order

to

obtain

approvals

from

the

environmental
authorities. Generally, the coal seams

are aquifers with low permeability.

Active monitoring programs are also in
place. Where water is

present in the alluvial

deposits, it occurs in

paleochannels in the deeper

sections and when
present is managed

to not interfere

with operations.

The depth

to groundwater

in these sections

varies from

3
metres to 10 metres.
Wetlands and swamps in the area are not believed to be materially reliant on groundwater and are unlikely to be affected by drawdown.

Current approved Environmental Management

Plans ensures any

environmental impacts
are minimised.
Rainfall

is

relatively

low,

with

an

average

of

635

mm

of

annual

precipitation,

and

consequently

interruptions
seldom

occur

in

the

mining

operations

due

to

severe

weather.

Most

rain

occurs

in

summer.

these

can

halt
production.

There

are

pit

stability

issues

which

relate

to

the

hydrogeologic

regime

that

are

addressed

in
geotechnical engineering for the project.
The

potential

for

acid

mine

drainage

issues

is

considered

low,

however

may

potentially

occur,

should

any
currently unidentified igneous intrusions be encountered.

Based on current modelling, hydrology impacts are

limited and are currently managed to industry accepted

best
practices.

Future

potential

risks

and

mitigation

steps

will

require

continued

diligent

management

within

the
existing Environmental Authority (“EA”).
7.3

Geotechnical Data
Exploration boreholes and

the associated geophysical

logs are the

main source of

geotechnical data utilized

in
the design process and mine planning

for Curragh.

Geotechnical logging is not usually

performed on Resource
estimation core samples. Where geotechnical data is required,

specific core holes are drilled.
Knowledge of

the many

aspects of

regional and

local geology

also plays

a role

in determining

geomechanical
parameters.

Geostructural factors ended up becoming the most important element in defining the stability of the excavation pits

in general

and of

the

highwall slopes.

In particular

the

mining

methods

applied in

this reserve
estimate align with those currently

employed in the Curragh project

and include conventional open-cut

dragline,
dozer push and truck-shovel methods.

The mine

design parameters are

specific to

the mining method

used, with

detailed wall design

parameters applied
to strip

and block

layouts and

access designed

specifically for

the allocated

equipment to

ensure geotechnical
stability is considered
Major design

parameter assumptions

are in

line with

Curragh design

standards as

applied over

many years

of
operation.

Geological interpretation

is ongoing

with support

for coal

recovery and

geotechnical studies

being provided

by
regular high wall mapping, in pit drilling, pre-production

drilling and refinements to fault and quality models.
Curraghs Safety

Health Management

System (SHMS)

provides instructions

on how

geotechnical hazards

and
risks are identified, reported, and managed.

To

ensure

that

appropriate

geotechnical

data

is

collected,

decisions

regarding

site

selection,

sampling
requirements,

data

management,

sample

analysis

and

reporting,

are

captured

as

part

of

Curraghs

planning
system.
Table
7
-
3

is a curated selection of plans, processes, forms, registers and work instructions that directly relate to geotechnical risk and geotechnical

sampling and testing. These documents

direct decision makers on

the correct
course

of

action

to

ensure

integrity

with

the

selection,

handling

and

reporting

and

analysis

of

geotechnical
samples and the identification and monitoring of geotechnical hazards. To ensure document control and that the
current approved

document is

being followed,

these files

can be

accessed by

all workers,

at any time,

through
the Curragh Blackrock intranet.

Table 7-3: Curragh Procedures
SHMS Category Document Type Document Name
Curragh

Principal
Hazard
Management Plan
Principal Hazard Management Plan
PLN-003

Principal

Hazard

Management

Plan

-
Geotechnical
Geotechnical
Processes
CPS PRO 3.1 Data Collection
CPS PRO 3.2 Data Management
CPS

PRO

3.3

Geotechnical

Assessment,
Analysis and Design
CPS

PRO

3.4

Review,

Publishing

and
Communication
CPS

PRO

3.5

Monitoring,

TARP

and
Reconciliation
CPS PRO 3.6 Audit and Improvement
Forms
CPS

FRM

3.1

Chain

of

Custody

Geotechnical
Analysis
CPS

FRM

3.2

Geotechnical

Sample

-

Test
Request Template
CPS

FRM

3.3

Geotechnical

Laboratory

Testing
Database – Template
CPS FRM 3.5 - Periodic Inspection
Plans CPS PLN 3.0 Geotechnical System Plan
Registers
CPS

REG

3.1

Geotechnical

Communications
Protocol
CPS REG 3.2 RACI
CPS REG 3.3 Training Needs Analysis
CPS REG 3.4 Geotechnical Data Register
CPS

REG

3.5

Published

Geotechnical

Data
Register
Work Instructions
CPS WI 3.1 Non-Standard Data Checklist
CPS

WI

3.3

Standard

Laboratory

Tests

and
Sample Requirements
CPS

WI

3.4

Guideline

for

Engaging

a
Geotechnical Consultant
CPS

WI

3.5

Guideline

for

Commissioning

Third
Party Reviews
CPS

WI

3.6

Guideline

for

Commissioning

Non-
standard data
CPS

WI

3.7

Guideline

for

Geotechnical

Hazard
Mapping
CPS WI 3.8 Benchmarking
CPS WI 3.9 Guideline for Dump Planning
Geology Plans CPS PLN 2.0 Geology System Plan
Processes CPS PRO 2.5 Exploration Data Collection
CPS

PRO

2.6

Geology

Data

and

Database
Management
CPS PRO 2.8 Operations Geotechnical Support
Work Instructions
CPS WI 2.1 Pit Inspections
CPS WI 2.3 Highwall Mapping
CPS WI 2.4 Sirovision Defect Mapping
CPS WI 2.5 Agisoft Defect Mapping
CPS WI 2.7 Issuing Hazard Management Advice
CPS WI 2.8 Geotechnical Data Collection
CPS WI 2.9 Geotechnical Reconciliation
CPS WI 2.12 Sinkhole Management
CPS WI 2.17 Weekly Geotechnical Report
CPS WI 2.19 Geotechnical Hazard Monitoring
CPS

WI

2.21

Establishing

Exploration
Requirements
CPS WI 2.23 Core Logging and Sampling

CPS

WI

2.24

Minimum

Borehole

Logging
Requirements
CPS WI 2.25 Reactive Ground Sampling
CPS WI 2.26 Sampling for Coal Quality Analysis
CPS WI 2.27 Geotech Sampling
CPS WI 2.28 Borehole Correlation
CPS WI 2.29 Sample Dispatch and Tracking
CPS WI 2.43 Borehole Peer Review
Forms
CPS

FRM

2.7

Geology

Checklist

for

Hazard
Mapping
CPS FRM 2.9 Weekly Geotechnical Report
CPS

FRM

2.10

Geotechnical

Inspection
Checklist - HighWalls and Endwalls
CPS

FRM

2.18

Geotechnical

Inspection
Checklist - In-pit Lowwall Spoil Dumps

7.4

2021 Geotech Sampling

7.4.1

Sample Locations
During

2021,

three

sites

in

Curragh

Main

and

three

sites

in

Curragh

North

were

selected

for

geotechnical
sampling. These comprised of four HQ sized diamond core

boreholes and two excavated test pits.

Figure
7
-
4

and
Figure
7
-
5

below highlight the location of the sample sites.

Figure 7-4: Geotechnical Sampling – Curragh Main (2021)
Hole ID / Test

Pit:
18330C
OLC Counterweight
Foundations
HME Workshop
Upgrade
SITE ID: L7_GTGC_GTGC118
Test

Pit 1
Test

Pit 5
Type: Geotechnical
Test

Pit
Test

Pit
Mining Lease: ML80086 ML1878 ML1878
Location: L-Pit
OLC Counterweight
Tower
HME Main Workshop -
Tyre Bay
Date Started: 16/04/2021 29/07/2021 13/05/2021
Date Completed: 18/04/2021 29/07/2021 13/05/2021
Final Depth: 96.00 2.50 1.00
Easting:

693605 688215.92 688770.96
Northing: 7401347 7401531.04 7400469.95
RL: 154.00 170.12 174.55
Figure 7-5: Geotechnical Sampling – Curragh North (2021)
Hole ID: 18332C 18342C 18323C
SITE ID: BH_116C_geotech BH_114C_geotech SN_GT_01
Type: Geotechnical Geotechnical Geotechnical
Mining Lease: ML80110 ML80110 ML80110
Location: S-Pit (UG) S-Pit (UG) S-Pit
Date Started: 23/04/2021 23/05/2021 26/03/2021
Date Completed: 30/04/2021 30/05/2021 28/03/2021
Final Depth: 258.06 234.06 98.53
Easting:

693548.40 693569.30 692005.78
Northing:
7416097.84 7415348.64 7419043.4
RL:
140.07 128.89 101.00

Figure 7-6: Curragh North Sample Sites

Figure 7-7: Curragh Sample Sites

7.4.2

In Field Sample Collection
All HQ diamond core geotech

and test pit samples in

2021 were collected by trained

and competent geologists,
following Curragh

processes and work instructions for the appropriate selection, storage,

handling and transport
of samples (see
Table
7
-
4
).

Lithology

and

defect

logging

was

undertaken

using

the

Australian

coal

industry

standard

–

ACARP

Project
CoalLog v3.1.
In the field, geologists over sampled rock mass units to allow greater freedom of choice for selecting appropriate samples for further testing and to allow for spoilage from

transport or sample failure during the testing process.

HQ core samples were wrapped shortly after drilling to preserve initial conditions of the specimen and left stored in a

safe location

away from

direct sunlight.

Photographic evidence

of the

core was

taken prior

to wrapping

to
allow for later

review. The final selection

of samples to

be used

for testing was

undertaken by chartered

engineers
once holes had been

depth corrected to geophysical logging.

Sample test selection was

determined by the target
seam, depth of

cover, level of weathering, geological uncertainty

within the area, location

of structures within rock
mass units and as actions from hazard mapping and geotechnical reporting.

7.4.3

Samples collected from Test Pits
Samples

collected

from

Test

Pits

were

bagged

during

the

excavation

process

to

ensure

the

samples

were
representative

of

the

current

in-situ

condition

and

lithology

of

the

interval

being

collected.

Soil

samples

were
tested at Trilab to

determine that the soil properties

were suitable for the proposed

construction activities at that
site. In field Sample Testing
The only in field / in-situ geotechnical

sampling conducted in 2021 was

axial and diametrical Point Load Testing
(PLT) testing on HQ core

at four boreholes.

This work

was conducted

by geologists

during and

shortly

after drilling

had completed

to preserve

initial

core
characteristics.

Optimal testing frequency,

when possible, was every 0.10m within

the 2m of target seam roof, and

every 0.25m
in the immediate 2m of floor, and 2m-8m of roof. Photographs were taken before and after testing and the failure mode of the samples was recorded to validate results.
Testing

was completed using a calibrated PLT

Model 6510 from HMA Geotechnical.

Table 7-4: 2021 PLT
Hole ID Mine
Number

of
PLTs
Conducted
Tested By File Name
File

Location

(CCPL
Network)
18330C Main 39
RandA

Field
Geologists
18330C_Point
Load

Testing
Logging
Q:\0.05

Geotechnical\3.0
GEOTECHNICAL
DATA

\3.4

Geotechnical
Boreholes\Curragh\18330C
18342C North 146
RandA

Field
Geologists
18342C_Point
Load

Testing
Logging
Q:\0.05

Geotechnical\3.0
GEOTECHNICAL
DATA

\3.4

Geotechnical
Boreholes\Curragh
North\18342C
18323C North 67
RandA

Field
Geologists
18323C_Point
Load

Testing
Logging
Q:\0.05

Geotechnical\3.0
GEOTECHNICAL
DATA

\3.4

Geotechnical
Boreholes\Curragh
North\18323C
18332C North 186
RandA

Field
Geologists
18332C_Point
Load

Testing
Logging
Q:\0.05

Geotechnical\3.0
GEOTECHNICAL
DATA

\3.4

Geotechnical
Boreholes\Curragh
North\18332C

Sample preparation, Analysis and security

8.1

Prior to Sending to the Lab and Lab Procedures
Handling of coal and rock samples at Curragh follows standard procedures used in the coal mining industry with
regard

to

preparation,

analysis

and

security.

Likewise,

laboratory

tests

are

performed

according

to

standards
utilized internationally.

In this instance, Curragh’s standards are based upon the Australian Standards which are stated as applicable for this analysis.
Curragh

has

used

an

independent

laboratory

ALS

Coal

(formerly

ACIRL)

since

1983,

now

located

at

478
Freeman Rd, Richlands QLD 4077 for all

exploration coal quality determinations.

ALS is regularly benchmarked
against ISO 17025. by reputable organisations such as

(National Association of Testing

Authorities (NATA

).
The coal

laboratory performs

a specific workflow

of testing

that is

compatible for

testing of coking,

thermal and
PCI

coals.

The

testing

comprises

sample

pre-treatment,

raw

coal

quality

analysis,

washability

and

product
composite

testing

which

is

suitable

for

full

beneficiation

and

market

product

characterization.

This

testing

is
conducted under Australian and

international standards samples including but

not limited to those

listed in
Table
8
-
1.
Table 8-1: Analytical Test

Standards Numbers
Analytical Test Standard No
Ash AS1038.3
Ash Fusibility AS1038.15
Carbon AS1038.15
Crucible Swelling Number AS1038.12.1
Dilatometer AS1038.12.3
Fixed Carbon AS1038.3
Float/Sink Analysis AS4156.1
Gieseler AS1038.12.4.1
Hydrogen AS1038.6.4
Moisture (residual) AS1038.3
Moisture Holding Capacity AS1038.17
Nitrogen AS1038.6.4
Oxygen AS1038.16
Phosphorus BS1016.14
Relative Density AS1038.21.1.1
Size Analysis AS3881
Gross Calorific Value AS1038.5
Total

Moisture
AS1038.1
Total

Sulfur
AS1038.6.3.3
Volatile Matter AS1038.3
Ash Analysis AS1038.14.3
Proximate Analysis AS 1038
It is the opinion of

the Qualified Person that

samples are collected, dispatched,

prepared, analysed and verified
adequately for subsequent Resource and evaluation and estimation.

Data Verification

9.1

Procedures of Qualified Person

The Qualified Person

has a long history

of working with

Coronado geological

data and production

of geological
models

and

Resource

estimates.

The

data

verification

process

follows

a

detailed

process

for

confirming

the
accuracy of data upon which subsequent Resource and

reserve estimation is based. This process includes:
●

Collar survey checks relative to topographic surfaces
●

Checking downhole geophysics against interpreted coal thickness
●

Correlation seam sequence checks within boreholes
●

Correlation checks from hole to hole through sectioning

geological database
●

Checking seam thickness, mid-burden and structure plots
●

Validating mined

out polygons against LIDAR surfaces
●

Reconciliation of variance of model iterations
●

Reconciliation of variance of Resource estimate iterations

9.2

Opinion of Qualified Person

Some of the historical drilling in deeper parts of

MDL162 were not able to be fully validated due to

lack of original
survey records and geologists

written logs. Greater uncertainty

is placed on this

drilling data. However,

seismic
data indicates presence of strong

reflectors that is aligned with

boreholes records. Where data is

considered less
reliable, the coal resources are classified as lower confidence resources i.e. Inferred.

In

the

opinion

of

the

Qualified

Person

Mr

Barry

Lay

there

has

been

sufficient

data

obtained

through

various
exploration

and

sampling

programs

and

mining

operations

to

support

the

geological

interpretations

of

seam
structure

and

thickness

for

coal

horizons

situated

on

the Curragh

property.

The

data

seem

to

be

of

sufficient
quantity and reliability to reasonably support the coal

Resource and coal reserve estimates in this TRS.

Mineral processing and metallurgical testing

10.1

Testing Procedures and Sample Representatives
Laboratory testing procedures begin with a routine to ensure that each sample is representative of typical run-of-
mine feed and Coal Prep Plant (CPP)

feed involving a process including drop shattering, dry

sizing, wet tumbling
and wet screening of coal samples.
These pre-treated samples are analysed

using a washability testing procedure

which estimates the yield and

ash
at various

density cut

points.

This information

is subsequently

used in

plant simulator

(developed

by A

and

B
Mylec Pty Ltd) to estimate yield and product quality after

applying plant and equipment efficiency factors.
Test

samples are

collected

as sufficient

density to

adequately represent

the Resource

at the

level of

reported
Resource and

reserve classification.

The testing

provides sufficient

information to

determine the

coal type

(ie.
Coking, PCI or Thermal). There has historically been a good

correlation between laboratory test results and train
or shipping results.
10.2

Laboratory Details
Curragh has used

an independent

laboratory now trading

as ALS Coal

(“ALS”) since

1983, now located

at 478
Freeman Rd, Richlands QLD 4077 for all exploration coal quality determinations.

ALS is accredited by National
Association of Testing Authorities

(NATA).

NATA

assesses that ALS have appropriately trained people, systems and controls. A NATA

assessed coal quality laboratory is certified against

ISO/IEC 17025:2017.
Testing

is

conducted

against

appropriate

Australian

and

international

standards.

The

most

common

standard
numbers are as per
Table
8
-
1.
10.3

Assumptions and Prediction
Resource recovery

estimates are

based on

inputs of extensive

coal quality

borehole testing

which provide

run-
of-mine feed sizing, yield and expected product quality.
Expected

processing

product

yields

are

estimated

using

coal

borecore

information

and

coal

loss

and

dilution
assumptions validated through

mine reconciliations. A

process simulator

developed by AandB

Mylec applies

loss,
dilution, and plant efficiency

factors to derive final yield

and quality information at

each borehole datapoint. This
data is then modelled in Vulcan

software for import to mine scheduling

tools. There are no deleterious elements
that have

not already

been factored

in reserves

estimates and

modelling that

would have

significant impact

on
economic extraction.
Table
13
-
1

highlights the loss and dilution assumptions used in the life of mine plan.
10.4

Opinion of Qualified Person

Sufficient metallurgical testing data have been obtained through various exploration and sampling programs and mining operations to reasonably support the coal Resource

and coal reserve estimates in this TRS.

Mineral Resource Estimates

11.1

Assumptions, Parameters and Methodology
Coal Resources were estimated as of December 31, 2021.
Resology Pty Ltd independently created a geological model at end of August 2021 in MAPTEK Vulcan modelling
software to define the coal Resources at Curragh. The process follows extensive validation of drillhole data. The model included drillholes available in the company geological database at end of August 2021.

The geological

model comprises

a 50m

grid

cell

model encompassing

all of

Curragh’s

tenements

and

seams
within

the

Rangal

Coal

Measures

only.

Seams

in

the

lower

Burngrove

Formation

have

not

been

modelled

or
estimated.

The

geological

model

includes

multiple

model

types

including

seam

structure,

base

of

quaternary,

base

of
weathering, raw quality, coking and thermal quality and simulated yield and product quality. This model has been
used in all Resource and reserve estimates as discussed

in the TRS.

At Resource classification

stage, thickness and ash

cut-offs were applied.

Resource classification

methodology
and assumptions are discussed under section 11.4.

Coal Resources were calculated for each

Resource confidence polygon using a seam

model thickness grid and
an insitu density grid. The density grid was derived from

a seam ash to relative density regression equation

with
an

adjustment

for

estimated

insitu

moisture

(5.3%).

MAPTEK

RSVUTE

software

was

used

to

calculate

the
Resource tonnes for each seam and each Resource confidence

category.

Mining surveyed

face positions

as of

September 30,

2021, were

used as

a starting

point of

the estimate,

with
three months of mining depletion

(Sep 21–

Dec 21) applied to give

coal final Resource estimate at December 31,
2021.

11.2

Qualified Person’s Resource Estimate
Based on the assumptions

and methodology described,

a coal Resource

estimate, summarized in
Table
11
-
1
,
was prepared as of December 31, 2021, for property controll

ed by Coronado.

Table 11

-1: Coal Resources Summary as of December 31, 2021
Area Measured Indicated Meas + Ind Inferred Total Ash% Sulphur% VM%
Inc in Reserves 255 26 281 2 283 17.3 0.55 19.0
Exc of Reserves 234 103 337 43 380 21.2 0.56 18.8
>15:1 94 81 175 100 275 17.0 0.39 18.0
Total 583 210 793 144 937 18.8 0.51 18.6

Notes (i) Coal Resource tonnes are reported on

a 5.3% in-situ Moisture basis

(ii) Coal qualities are reported on an air-dried

basis

(iii) Coal Resources are reported inclusive of

reserves

(iv) If the Resource was reported on a reserve

exclusive basis the Resource would be 655Mt

(v) The numbers have been rounded

and the totals may not add up.

(vi) The stripping ratio is a cookie cutter bank

cubic metres (bcm) of burden per insitu tonne of

coal
(vii) Total

Coal Resources, 937Mt,

are reported inclusive of Coal Reserves

The

total

coal

Resources

within

the

project

concession

boundaries

are

approximately

937

million

tonnes,

as
determined

at

an

effective

year

end.

Compared

to

established

criteria,

this

quantity

of

Resources

classifies
Curragh as a large coal mining proposition.

11.3

Cut-off thickness and insitu ash
Open cut Resources have been estimated

where thickness is greater than 0.3

metres and a raw insitu

ash below
50% (air-dried basis).

Underground Resources have been estimated

where the insitu coal thickness

is greater than 1.5m. No ash

cut-
off has been applied as all reported seams have

low insitu ash (<~20% air-dried).

Underground Resources are

those that can potentially

be accessed from final

open-cut highwall using

a variety
of techniques including but not limited to board and pillar

mining techniques and highwall augering.

The split between open cut

and underground Resources has

been based on a 15:1

vertical insitu stripping ratio
(i.e. 15 bcm of waste

to one tonne of insitu

coal) as per previous

public Resource estimates. This

line has been
chosen as a

possible mining limit

considering the long-term

life asset of Curragh

assets and to

limit variation in
estimates from year to year based on short-term market

factors.

Deeper potential mineralization that

is poorly defined

through exploration or not

easily accessible from final

open-
cut highwalls has been excluded from the Resource

estimate.

11.4

Resources Exclusive of Reserves

Curragh tenements contain Resources

exclusive of Reserves which

have not been included

in the current mine
plan (
Table
11
-
1
). Reasons that may preclude elevation

for Resources to Reserves

include, but are not limited
to:

●

Insufficient

data

and/or

incomplete

technical

studies

to

justify

the

conversion

of

coal

Resources

to
Reserves

●

Open cut Resources that may not justify conversion

to Reserves with current mining costs and/or

short-
term product price assumptions

Considering

the

long-life

of

Curragh

assets,

changing

technologies

and

varying

market

conditions

over

time
provide there will be an option to revise Reserves periodically.

11.5

Initial Economic Assessment

●

There are

380Mt of

Resource suitable

for open

cut mining

outside of

the reserves.

The cost

of mining
these Resources has been estimated using internal

cashflow models over the life of

mine plan, the cost
is estimated at

110

USD/product tonne (Prdt).

Product price was

estimated by creating

polygons of the
areas covered by the 380Mt of

Resource and using the simulation

grids in Vulcan to

estimate a primary
and secondary yield for the Mammoth, Mackenzie and

Pollux seams. These yields were then applied

to
a semi hard coking coal

and export thermal product

price. The resultant

product price was estimated

to
be 143

USD/Prdt and the margin 33 USD/Prdt.
●

There are 275MT of Resource suitable for underground

mining using the definition >15:1 stripping ratio.
The stripping ratio is a high

level cut off used to allocate

different seam mining thicknesses

for the open
cut and underground. The approach taken to estimate the

mining margin of these was:
a.

Estimate an average

mining cost using

Wood Mackenzie underground mining

costs, the average
cost of ten underground mines in Queensland was estimated

to be 90 USD/Prdt.

b.

Product price was

estimated by creating

polygons of the

areas covered by

the 275M Resource
tonnes and

using the

simulation grids

in Vulcan

to estimate

a primary

and secondary

yield for
the

Mammoth,

Mackenzie

and

Pollux

seams.

These

yields

were

then

applied

to

a

semi

hard
coking coal

and export

thermal product

price. The

resultant product

price was

estimated to

be
147 USD/Prdt and the margin 57 USD/Prdt.
11.6

Resource Classification and Estimate Uncertainty

Resource Classifications have been based on a borehole

geostatistical study conducted in 2020:

Curragh Drillhole Spacing Analysis Project; Resology

Pty Ltd; October 2020

The project involved exploratory data analysis (“EDA”) of seam thickness and quality information to define seam domains. Each seam

domain was then

assessed using drillhole

spacing analysis (“DHSA”) to

calculate the global
estimation

precision

(“error”)

for each

major

seam.

A

10-year

mining

rate

was

then

used

to

calculate

error

at
different drillhole spacings for use in Resource

classification process.

The

critical

Resource

variables

analyzed

were

seam

thickness

and

insitu

ash.

These

were

chosen

for

the
Resource

estimate

classification

as these

parameters

are the

main

drivers

of economics.

Ash exhibits

a very
good correlation to density and hence density was not analyzed separately.

Ash also exhibits a good correlation
to total product yield, a proxy for product tonnes. Other quality parameters are well with market acceptability and not reviewed separately.

As all seam

exhibit different

variability for thickness

and ash in

different domains,

a variety of

drillhole spacings
have

been

applied.

In

summary,

the

following

drillhole

spacing

ranges

(
Table
11
-
2
)

have

been

applied

for
thickness and

ash to

define reported

Resource categories.

The value

chosen will

depend on

which seam,

and
which domain is being estimated. The drillhole

spacings for a given category tend

to be higher at Curragh North
compared to other parts of the deposit due to lower seam

variability.
Table 11

-2: Ranges of drillhole spacing used to define coal Resource categories (metres)

Measured Indicated

Inferred

Thickness

500-1000m

800-2400m

2000-4000m

Ash

800-1000m

1400-1800m

3500m

For

reported

categories

the

following

precision

levels

apply

(
Table
11
-
3
).

Resources

reported

as

Measured
would be expected to be within +/- 10% on if mined over

a 10-year mining timeframe.
Table 11

-3: Resource Estimate Global Precision
Category Global Estimation Precision
Measured +/- 10%
Indicated +/- 10%-20%
Inferred +/- 20%-50%

11.7

Qualified Person ’s Opinion

It

is

the

Qualified

Person’s

opinion

that

the

Resource

estimate

is

an

accurate

and

fair

representation

of

the
Curragh’s coal

Resource and

that all

issues relating

to relevant

technical and

economic factor

can be resolved
by further work and/or improvement in

cost base over time with

innovation and improving mining technology over
a long mine life.

Sufficient exploration data

is supported by a

longstanding history of

successful coal production
at Curragh, further increasing the confidence of the Resource estimates.
11.8

Qualified Person ’s Credentials
Mr.

Barry

Lay,

BSc

Geology

(Hons);

MAusIMM;

possesses

the

necessary

credentials

as

a

member

of

the
AusIMM to serve as a Qualified Person

for this TRS.

Mineral Reserve Estimates
Reserve

tonnage

estimates

provided

herein

report

coal

Reserves

derived

from

the

in-situ

Resource

tonnes
presented

in
Table
12
-
1
,

and

not

in

addition

to

coal

Resources.

Proven

and

probable

coal

Reserves

were
derived

from

the

defined

coal

Resource

considering

relevant

mining,

processing,

infrastructure,

economic
(including

estimates

of

capital,

revenue,

and

cost),

marketing,

legal,

environmental,

socio-economic

and
regulatory

factors.

The

Mineral

Reserve

estimates

for

Curragh

have

been

determined

and

are

presented

in
Table
12
-
1

and
Table
12
-
2
. The numbers

are based on

the results and

findings of the

Qualified Persons

and
their

application

of

the

relevant

modifying

factors

to

the

aforementioned

Resource

model.

The

Reserves
presented

consider

only

the

Measured

and

Indicated

Resources

that

have

subsequently

been

converted

to
Proven and Probable Reserves.
Table 12-1: ROM Coal Reserve Summary as of December 31, 2021 (Mt)
Curragh

Proven Probable Total Coal Quality of Reserve inclusive of loss and dilution (adb)
Mt Mt Mt Ash (%) TS (%) VM (%)
ROM 243 23 266 28.4 0.5 16.6
Table 12-2: Coal Reserve Summary (Marketable Sales Basis) as of December 31, 2021 (Mt)
Demonstrated Coal Reserves
(Wet Tonnes, Washed

or Direct Shipped, Mt)
Quality (ad)
Type
By Reliability Category
Proven Probable Total Ash% Sulphur% VM%
CV Kcal/kg
Metallurgical
149 13 162 8.4 0.4 19.9
Thermal
49 5 54 17.7 0.4 16.3
6,286
Total
198 18 215 10.7 0.4 19.0
a)

Curragh's

Reserves,

as stated,

are 100 percent

of the site

Reserves,

including

all Reserves

in
the Curragh

Project
.
b) All tonnes are millions of metric tonnes (Mt).
c)

ROM Coal

Reserves

have been

stated on

a 7.5%

Moisture

basis.
d)

Marketable

Reserves

are stated

on a

11%

moisture

basis,
including

a combination

of surface
moisture

and inherent

moisture.
e)

Coal qualities

are reported

on an

air-dried basis

,

CV is

reported

on a gross

as received

basis.
f)
Typical marketable coal products

produced range from low-ash, hard coking coal to mid-ash semi-hard coking coal, a variety of low-volatile PCI products ranging

from low to high ash, and thermal coal
g) Most tonnes and quality information have been rounded, hence small differences may be present in the totals.

h)

CV is

only reported

for thermal

coal.
Total Reserves within Curragh’s concession boundaries are

approximately 215 million tonnes

of marketable coal.

12.1

Assumptions, Parameters and Methodology
The

author

adopted

reasonable

assumptions

when

applying

the

appropriate

modifying

factors

to

Curragh’s
Resources

to

derive

reserve

estimates.

Such

modifying

factors

include

mining,

metallurgical,

economic,
marketing, legal, environmental, social and governmental factors.

Proven Coal Reserves

are the economically

mineable part of

a measured coal

Resource, adjusted for

diluting
materials

and

allowances

for

losses

when

the

material

is mined.

It

is

based

on

appropriate

assessment

and
studies

in

consideration

of

and

adjusted

for

reasonably

assumed

modifying

factors.

These

assessments
demonstrate that extraction could be reasonably justified at the time of reporting.

Probable

Coal

Reserves

are

the

economically

mineable

part

of

an

indicated

coal

Resource,

and

in

some
circumstances a

measured

coal Resource,

adjusted for

diluting materials

and allowances

for losses

when the

material

is

mined.

It

is

based

on

appropriate

assessment

and

studies

in

consideration

of

and

adjusted

for
reasonably assumed

modifying factors.

These assessments

demonstrate

that extraction

could be

reasonably
justified at the time of reporting.

Upon completion of delineation and calculation of coal Resources, a LOM plan was generated for Curragh.

The
Mine plan was generated

based on the forecast

mine plan and permit

plan using current property

control limits,
modifications to geologic mapping, or other factors determined during the evaluation.
At the Curragh, a minimum mining height of 0.5 metres was used for open cut operations being employed.

Coal
seams

thinner

than

the

assigned

mining

height

and

greater

than

45%

insitu

ash

were

assigned

to

waste.

A
dilution of 225mm and a coal loss of 125mm were applied to every seam. Plant recovery is a function of in-seam recovery and plant efficiency factor.

ROM and product data outputs from the LOM plan sequencing

were processed into reports and summarized on
an annual basis for

processing into the economic model. Product tonnes

are reported at 11 percent moisture and
represent the saleable product from the Property.

Pricing data

as provided

by

Coronado

marketing

team

is based

on internationally

recognised

forecasting

and
Curragh’s own view.
The coal

Resource mapping

and estimation

process, described

in the

report, was

used as

a basis

for the

coal
reserve estimate.

Proven and probable coal Reserves were derived from

the defined coal Resource considering
relevant

processing,

economic

(including

technical

estimates

of

capital,

revenue,

and

cost),

marketing,

legal,
environmental, socio-economic, and regulatory factors

and are presented on a moist, recoverable basis.
Points of observation include exploration

drill holes, degas holes, and mine

measurements which have been fully
vetted and processed into

a geologic model.

The geologic model is

based on seam depositional

modelling, the
interrelationship

of

overlying

and

underlying

strata

on

seam

mineability,

seam

thickness

trends, the

impact

of
seam

structure

(i.e.,

faulting),

intra-seam

characteristics,

etc.

Once

the

geological

model

was

completed,

a
statistical analysis, described

in Section 11.1.1

was conducted and up

to a 1 kilometre

radius from a valid

point
of observation was selected to define Measured Resources

.

Likewise,

the

distance

between

1

and

2

of

a

kilometre

radius

was

selected

to

define

Indicated

Resources.

Indicated Resources may convert to Probable Reserves

.

No Inferred coal was used in the Reserve estimation
12.2

Qualified Person Credentials
Mr. Paul

Wood BE

(Mining) MAusIMM(CP)

possesses the

necessary experience

and credentials as

a member
of the AusIMM to serve as a Qualified Person

for this TRS.
12.3

Qualified Person ’s Opinion
It is the opinion

of Mr.

Paul Wood that

the estimates accurately

reflect Reserves

as defined by the

JORC Code
and

SEC.

Sufficient

exploration

data

is

supported

by

a

longstanding

history

of

successful

coal

production

at
Curragh, further

increasing

the confidence

of the

reserve

estimates.

The application

of

modifying

factors

are
supported by a combination of laboratory-based data

and practical historical knowledge at Curragh.
13
Mining Methods

Coal

mine

development

at

Curragh

is

accomplished

by

surface

mining

methods

and

has

been so

historically
since

the

mine’s

inception.

The

mine

characteristics

and

output

levels

allow

it

to

be

ranked

as

a

large

coal
operation

when

compared

to

domestic

producers

in

Australia

and

worldwide.

Because

of

its

size

Curragh
operates 4 large electric draglines, 1 large electric

shovel and a fleet of smaller contractor excavators. These are typical of large

open cut mines

in the Bowen

Basin in Central

Queensland as they

offer the cheapest

and most
productive ways of stripping large amounts overburden. These mining methods are used for the

life of mine plan.

Life of mine planned production

rates vary from 3 Mt

ROM per annum (pa) at

the end of the schedule

to a peak
of 18 Mt ROM

pa based on

the amount of

digger fleets deployed.

The mining sequence

starts

with clearing the
vegetation,

removing

the topsoil

and stockpiling

for rehabilitation.

Where

an area

can be

dug without

blasting
excavators

free

dig

the

overburden,

otherwise

drills

are

placed

on

the

bench

and

the

area

is

drilled

out

then
loaded with explosives and blasted.

If the depth of

overburden is too deep for

the dragline to reach

top of coal,

truck and excavators mine the

material
down to the dragline working

height, this material is

placed in low wall dumps

in the dragline spoil. The

dragline
is then scheduled to remove the remaining overburden material. The final step in the coal extraction sequence is
coal mining. Once the

face has advanced far

enough the low wall

dumps are contoured and

the stockpiled topsoil
placed onto the contoured surface, this signals the start

of the rehabilitation process.
Total

waste volume stripped varies between 19 Mbcm pa to

208 Mbcm pa.
Product coal is washed in 2 coal preparation plants, life of mine product varies between 2 Mt pa at the end of the
schedule to 13 Mt pa.
Coal loss and dilution by

seam is highlighted in
Table
13
-
1.

In addition, any seam with

an insitu ash greater than
45% is wasted as is any seam less than 0.5m thick.
Table 13-1
ITEM

Unit

Value

R&F Loss m 0.15
R&F Dilution m 0.23
Overall loss factor % 2.0
Dilution density t/bcm 2.4
Dilution Ash % 90
Plans are being

made to mine

final high walls

using high wall

mining methods,

production rates

vary from 30Kt
ROM to 70Kt ROM per month.
The scheduled

mine life

is highlighted

in
Figure
13
-
2

and
Figure
13
-
3.

Mining block

dimensions are

100m *
70m.
13.1

Geotech and Hydrology
The main geotechnical influence is related to geostructural factors. One feature, the Jellinbah thrust fault, affects key portions of the pit design

and stability.

The regional angle of dip

of both rock and coal strata

is 3 degrees to
the East direction, however there are sectors with localized angles as high as 25 degrees, which require greater
geotechnical attention due to structural disturbances.

Geotechnical design at

Curragh is evaluated

with a modern

and well-established blend

of analytical and

empirical
methods. There is

an emphasis on the

various parameters of rock

discontinuities, e.g. bedding and

joint systems,
including

Geomechanics

Classification

with

the

determination

of

rock

mass

rating

(RMR)

and

compared

to
components of the Q-System. Based on this work, the

typical site wide design slope

angles are
Highwall slopes: β = 65 degrees
Endwall slopes:
β = 53 degrees

Shallower

design

face

angles

are

used

for

areas

of

intensive

fracturing

or

other

negative

geotechnical
characteristics. The

overall pit

geometry at

Curragh North

is highlighted

in
Figure
13
-
1.

These design

angles
have proven effective in managing slope stability.
Truck and

excavator waste

dumps are typically

designed with slope

angles between

35 and 37

degrees, these
are placed over the top of dragline spoil.
Figure
13
-
1

shows a typical design for Curragh North.

Figure 13-1: Waste (Spoil) Dump Curragh North
The mining

engineering approach

at Curragh

includes a

system for

managing the

geotechnical risk,

and when
applicable, the implementation

of control and

corrective actions. This

geotechnical risk management

is performed
before mining commences in each strip, the work covers:
●

identification of geotechnical hazards
●

planning and design of risk controls
●

monitoring performance against design
●

devising controls and triggering action responses
●

managing change
●

formal audit and review process
Ground water mostly

impacts coal mining

and is managed

by in pit

pumping. Ground

water can also

affect low
wall stability

unless managed

effectively

via in

pit pumping.

The average

rainfall

is relatively

small in

quantity,
approximately 630 mm

per year. Water bearing strata

are generally found

in the sand

and gravel alluvial

deposits.

The

interburden

in the

Rangal

formation

can

be

an

aquifer,

but

it

is typically

confined

by

impermeable

layers
except at the outcrop.

The coal seams are the principle aquifers in the Rangal

Coal Measures.
Mine management at Curragh monitors groundwater inflows and

maintains comprehensive models.
Figure 13-2

and Figure

13-3 highlight

the total

waste moved

and coal

mined in

the 2021

life of

mine schedule
that supports the disclosure of coal reserves.
Figure 13-2: Total Waste by Activity

Notes DL = dragline, TS = Truck and Shovel, TE = Truck and Excavator.
Figure 13-3: Coal Mined
Notes Cu = Curragh CN = Curragh North MDL

= Mineral Development License.
Contractors are employed for the pre strip, post strip and

coal mining activities. Thiess currently operate

9 fleets
at

Curragh

North,

while

Goldings

currently

operate

7

fleets

at

Curragh.

The

life

of

mine

plan

excavators

are
highlighted in
Table
13
-
2
, up to

20 fleet

are scheduled,

however,

the maximum

fleet size

in any

single year

is
17. Operations are conducted around the clock on day

and night shift.

Table 13-2
Additional

production

equipment

includes

4 electric

draglines,

shared

between

Curragh

North

and

Curragh,

a
fleet

of

overburden

drills

and

dozers.

Ancillary

support

equipment

includes

graders,

water

trucks

and

mining
equipment floats.

Figure 13-4: Final Mined Reserves

Process and recovery methods

14.1

Description
Curragh has two coal

preparation plants CPP1

and CPP2. CPP1

is the oldest

of the two processing

plants and
has

a

documented

nameplate

capacity

of

1100

t/h

(as

received).

The

CPP

processes

the

32mm

x

0.7

mm
fractions

through

a

2-stage

dense

medium

cyclone

(“DMC”)

circuit

operating

in

a

low

density

/

high

density

configuration to produce a low ash primary and a

high ash secondary product respectively.

The primary cyclone
underflow has the functionality to bypass the secondary

DMC circuit and report directly as a secondary product.
The minus 0.7 mm fraction is directed to a

Jameson cell flotation circuit for processing. The concentrate from the flotation

circuit

is

pre-thickened

via

classifying

cyclones

before

reporting

to

horizontal

belt

vacuum

filters

and
screen

bowls

for further

dewatering

prior

to

being

conveyed

to

the

primary

product

conveyor.

The

classifying
cyclone overflow is directed to

a coal thickener,

where the thickened product material

is then combined with the
horizontal belt vacuum filter feed.

These processing methods are typical

of what is used

at other coal mines throughout

the Bowen Basin in Central
Queensland, the technology is tried and proven.
CPP 2 has a

documented nameplate capacity

of 1200 t/h (as

received) with a capability

of up to 1350

t/h when
processing selected feed types.
CPP2 largely mirrors CPP 1 with the following exceptions.
●

Raw coal

screens have

been installed

as an

option to

separate the

plant feed

material into

a plus

and
minus

12

mm

size

fraction.

This

functionality

directs

the

higher

ash,

coarse

fraction

directly

to

the
secondary dense medium circuit reducing the circuit loading

of the primary circuit.
●

A spirals

circuit

has been

included

in

the

plant

to

reprocess

the flotation

tailings

stream.

The

product
stream

from

the

spirals

circuit

is

directed

to

a

splitter

box

which

allows

the

recovered

product

to

be
diverted to

either

the primary

product or

secondary

product streams

via the

screen-bowls

or fine

coal
centrifuges respectively.

Figure 14-1: Aerial view of the CHPP facilities and associated infrastructure

14.1.1

Raw Coal Handling
The 22

km overland conveyor

from Curragh North

is an

integral component of

the coal transportation

and logistics
system at

Curragh operation.

The two

ROM systems

are important

features of

the mine

operations

to ensure
blending of the ROM

coals for the CPPs.

A series of conveyors,

a ROM crushed

stockpile and small

ROM bins
allows flexibility in the operations

of the two CPPs, however this flexibility.
14.1.2

Product Handling
Product

coal

is

stockpiled

on

to

either

the

primary

or

secondary

product

stockpiles.

Two

stockpiles

of
approximately

190,000

tonnes

each

are

available

for

metallurgical

and

steaming

coal

products.

Multiple
stockpiles of differing

quality can be built

on the overall stockpile

footprint and reclaimed discretely

by means of
the 4400

t/h bucket

wheel reclaim

system. The

two installed

product stacker

s

have the

capability

to slew

180
degrees and stack to an emergency stockpile area. The emergency stockpile area is not able to be recovered.
14.1.3

Train Loadout
The processed

coal is

loaded onto

trains via

a single

dedicated bucket

wheel reclaimer

which loads

two 580

t
capacity

bins,

designed

to

load

both

thermal

and

metallurgical

coal.

In

an

emergency,

there

is

a

dozer

push
loading system in place should there an electrical outage at the mine site, which reduces the risk of train loading system.
14.1.4

Reject and Tailings
Coarse reject is conveyed from each CPP

to a common reject bin for collection

by mine trucks and deposited

in
the allocated

reject dump,

as capping

material for

the tailings

dam or

as part

of the

rehabilitation process. Flotation
tailings

material

is

passed

through

thickening

cyclones

with

the

underflow

directed

to

a

fine

coal

dewatering
screen

for

dewatering.

The

screen

overflow

is

combined

with

the

coarse

reject

material

and

conveyed

to

the
reject bin.

The remaining

flotation tailings

material from

either CPP

is directed

to dedicated

tailings thickeners
with the

underflow

pumped

to the

tails

storage

facility

(TSF).

The LOM

TSF

is currently

a

project

in

progress
assessing the use

of the void

at Pit B.

Water recovered

from the in-pit

TSF is included

as part of

the site water
balance model and is reused within the site to offset the

volume of purchased raw water.
14.1.5

Operating performance
The

two

processing

plants

have

a

nominal

nameplate

throughput

capacity

of

2300

t/h

on

a

combined

basis.
Applying the

nominal throughput

capacity

with

industry

standard

practice of

6500

– 7000

operating

hours

per
annum the range of achievable operating plant throughput

would be as follows:
Table 14-1: CPP Capacity
Nameplate Feed
(t/hr)
Operating Hours
(per year)
Plant
Throughput (t
per year)
Forecast Yield (%) Total Processed
Product (t per
year)
2,300 6,500 14,950,000 78 11,661,000
2,300 7,000 16,100,000 78 12,558,000
Historical

operating

performance

indicates

that

the

combined

facilities

have

achieved

a

maximum

processed
throughput of 15.2 Mtpa

ROM in recent years

and would require further

increases in utilised hours

to be achieved
to exceed this value. The ability to bypass selected raw feed material directly as a thermal product is considered an accepted site practice and

where quality shortfalls

are realised can be blended

with washed thermal product
to achieve the required product specification and the required annual product volumes.

Infrastructure

Curragh owns

and operates

the necessary

coal load-out

system for

dispatches via

rail line

to the

port at

Gladstone
or the Stanwell Power Plant.

Moreover, the

mine has maintenance facilities

for the fleet of mining

equipment as
well as office buildings for the mine staff

and personnel.

15.1.1

Water
Curragh obtains its water requirement from two main

sources:
A supply agreement with SunWater Ltd (“SunWater”)

from the Bedford Weir and Fairburn Dam
Pollution control dams and old pits that capture rainfall and water from dewatering activities.
Curragh is also entitled to draw 708 M gallons per year through an offtake agreement with SunWater.

Recycling
can significantly reduce the need for purchased water.

15.1.2

Power
Curragh has

a dedicated

66kv

power supply

to support

the mining

operations

with

a capacity

of up

to 57MW
sourced from the main

grid power.

The substation is located on

the southwest corner of the

lease and both 66kv
and 22kv distribution networks

to supply the draglines, shovel and CHPP.

Part of the site electrical system

was
upgraded in 2015 at the time of upgrading the ROM crushing

station.
CCPL’s

forecast plans

for Curragh

suggest that

the power

needs of

the mining

operations can

be met with

the
current system and supply contracts.
15.1.3

Roads
Curragh

has

a

network

of

haul

roads

and

ramps

connecting

the

various

working

areas

with

the

operation.

Established

national

primary

highways

such

as

Route

A4

(Capricorn

Highway)

connect

and

run

through
Blackwater and between the town to Emerald to the west

and Rockhampton to the east.
15.1.4

Rail
Curragh is linked to the main

Blackwater rail link to the Port of

Gladstone’s RG Tanna

Coal Terminal (RG Tanna)
and Wiggins Island

Coal Export Terminal (WICET) coal terminals by

dedicated rail loop

balloon with a

Marketable
Coal capacity of 14 million tonnes per year.

Train capacity averages 8,500 tonnes at a loading capacity of 4,400
t/h with an average 28 trains loaded every week (with a maximum capacity of 36 trains).
Curragh is located 290 km

from the Port of Gladstone.

Under an existing agreement,

CCPL has the right to

rail
up to 11.0

Mtpa, plus surge of rail capacity

on the Blackwater system.

This network is operated by Aurizon

and
links Central

Queensland

mines from

the Bowen

Basin to

two export

terminals

at the

Port of

Gladstone

– RG
Tanna

and WICET,

under two long term rail haulage agreements with

Aurizon.
Domestically,

Curragh’s steam

coal is

railed 160

km to

the Stanwell

Power Station

near Rockhampton.

Under
the Stanwell Coal Agreement, Stanwell is

responsible for the transport of the

steam coal to the power station

and
pays for the railing costs.
15.1.5

Port
Curragh’s export coal

is shipped either from

RG Tanna

or WICET terminals at

Gladstone.

The coal is blended
at the port to meet market requirements.
There are

agreements in

place for

approximately 8.6

million tonnes

per year

in exports

from RG

Tanna

and a
take or pay agreement with WICET for 1.5 million tonnes

per year.

Figure 15-1: Curragh Preparation Plant Infrastructure

Market studies

16.1

Market Description
Coronado maintains a specialist marketing

team that focusses on direct

sales of Curragh products

to steel mills
in all

major international

markets.

Coronado coals

are widely

technically tested

and approved

for use

in coke
making

blends,

with

product

positioning

optimised

over

many

years

in

the

market.

Curragh

coals

are

widely
known

for

their

low

ash,

low

to

mid

volatile

matter,

low

Sulphur

and

low

Phosphorous

content.

Curragh

Metallurgical

Coal

products

are

also

known

for

their

consistent

delivered

quality

which

supports

a

consistent
offtake across a diversified market base.
Table 16-1: Coal Quality for Washed Products
Seam
Primary

Yield (%)
Secondary
Yield (%)
CSN
Primary Comments
Cancer ~30 @ 9% Ash 30 7 - 8
~0.5m thick.

Typically,

a Coking Coal blend
Aries ~50 @ 9% Ash 20 - 30 6 - 7
Aries Lower has

better Coking Coal properties

and
higher CSN

than Aries

Upper, also

has fluidity

50-
100 ddpm.

Aries Upper

typically produces

a high-
ash blend PCI.
Castor Lower 45 - 50 @ 8% Ash 30 - 35 7 - 8
A high quality coking

coal seam with

strong swelling
and

plastics

and

an

important

coking

coal

blend
component.

Good

middlings

blend

product

for
steam coal.
Pollux ~45 @ 7% Ash 30 - 35 6.5 - 7.5
A low

ash

Coking

coal

blend coal,

Pollux

has low
plastic

properties.

The

middlings

product

is

a

key
high Ash PCI blend component.
Pisces

Working
Section
UWS:

~80 @ 9% Ash,
mainly PCI
- <3
Split

into

upper

working

section

(UWS)

and

lower
working section

(LWS).

The UWS

products a

low
ash PCI product for PCI blend. The

LWS middlings
typically produces a high-ash (12%) PCI.
LWS:

~45 @ 7.5%
Ash 30 - 35 6.5 - 7.5

16.2

Price Forecasts
Coronado’s

price

outlook

incorporates

data

from

independent

external

analysis

of

global

supply

and

demand
trends and is and

is supplemented with Coronado’s in-house knowledge

of applicable rail transportation

charges,
ocean freight charges and port charges.

Price assumptions

for Curragh

are given

in
Table
16
-
2
. These are

based on the

CY22 annual mine

economic
analysis &

used for internal

optimization processes,

final blended products

for sale

may be different.

Financial
modelling to support reserve classification utilizes the prices as discussed in the financial section.
Table 16-2: Coal Pricing
Product USD/T
Metallurgical Coal

168
Export Thermal Coal 99
Total 143
Domestic thermal sales tonnes are sold to

Stanwell at based on the Stanwell Coal

Supply agreement described
in 16.3
16.3

Contract Requirements
Material contracts considered in the economic evaluation

of Curragh include:
Stanwell
We are

party to

contractual arrangements

with Stanwell,

including a

Coal Supply

Agreement, or

the CSA,

and
the Curragh Mine New Coal Supply Deed, dated August

14, 2018, or the Supply Deed.
Under the CSA, we deliver thermal coal from Curragh to Stanwell at an agreed price and quantity.

Stanwell may
vary the quantity of thermal coal purchased each year so the total quantity to be delivered to Stanwell each year cannot

be

precisely

forecast.

The coal

that

we

supply

to Stanwell

constitutes

the

majority

of the

thermal

coal
production from Curragh. Our

cost of supplying coal

to Stanwell was greater

than the price paid

by Stanwell for
the year ended December 31, 2021.

Under the CSA, we also

share part of the revenue earned from

export Met coal sales (from particular

Tenements
(as defined below))

with Stanwell

through various

rebates. The

most material

rebate is

the export

price rebate,
which is linked to the realized export coal price for a defined

Met coal product, as follows:
●

For the

first 7.0 MMtpa

of export coal

sales: when

the 12-month trailing,

weighted-average realized export
coal price of Reference coal exceeds the Tier

1 Rebate Coal Floor Price, we pay a rebate of

25% of the
difference between the realized export coal price and

the Tier 1 Rebate Coal Floor

Price.
●

For export

coal sales

above 7.0

MMtpa: when

the 12-month

trailing, weighted-average

realized export
coal price of Reference coal exceeds the Tier

2 Rebate Coal Floor Price, we pay a rebate of

10% of the
difference between the realized export coal price

and the Tier 2 Rebate Coal Floor

Price.
The CSA also provides for:
●

a tonnage rebate to Stanwell per Mt on the first 7.0 MMtpa of export coal sales and on export coal sales above 7.0 MMtpa; and
●

a rebate on run-of-mine, or ROM, coal mined in the Curragh “Pit U

East Area.”
The total Stanwell rebate for the

year ended December 31, 2021, was $55.4
million and has been included in the
consolidated statements of operations included -in the

Annual Report on Form 10-K.
The Supply

Deed grants

us the

right to

mine the

coal reserves

in the

Stanwell Reserved

Area, or

the SRA.

In
exchange, we agreed to certain amendments to the CSA and to

enter into a New Coal Supply Agreement, or the

NCSA upon the

expiration of the

CSA (which is

expected to occur

in 2027).

On July 12,

2019, we entered

into
the

NCSA

with

Stanwell.

From

the

earlier

of

the

expiry

of

the

CSA,

the

date

of

termination

of

the

CSA,

and
January 1, 2029, we

will continue to supply

thermal coal to

Stanwell under the

NCSA. The term of

the NCSA is
expected to be 10 years,

and Coronado will supply

to Stanwell 2 million ‘Tonnes

Equivalent’ of thermal coal

per
annum (based

on a

nominal gross

calorific value

of 25.6GJ)

at a

fixed contract

price that

varies in

accordance
with agreed formulae, inclusive

of all statutory charges and

royalties in respect of

coal sold and delivered under
the NCSA. The export rebates which were payable under the CSA are not payable during the term of the NCSA.

The

supply

term,

the

contract

tonnage

and

the

contract

price

under

the

NCSA

are

subject

to

adjustment

in
accordance with a financial

model agreed between Stanwell

and us. In summary,

we have agreed that

the total
value of the

discount received

by Stanwell

on coal

supplied to

it under

the NCSA

should (by

the expiry

date of
the NCSA) be equal to

the net present value of A$210

million as at the date

of the Supply Deed.

The net present
value

of

the

deferred

consideration

was

$230.5
million

as

of

December

31,

2021.

On

January

18,

2021,

the
Option Coal Supply

Agreement, or the

OCSA, contemplated by

clause 5 of

the NCSA was

entered into, in

respect
of the supply of certain additional coal to Stanwell during

the term of the NCSA
Rail Services
Curragh is

linked to

the Blackwater

rail line

of the

Central Queensland

Coal Network,

or CQCN,

an integrated
coal

haulage

rail system

owned

and

operated

by

Aurizon

Network

Pty Ltd.,

or

Aurizon

Network.

Curragh

has
secured

annual

rail

haulage

capacity

of

up

to

12.0
MMtpa

(plus

surge

capacity)

under

long-term

rail

haulage
agreements with Aurizon

Operations Limited, or

Aurizon Operations, and

Pacific National Holdings

Pty Limited,
or Pacific National.

The RGTCT Coal

Transport Services

Agreement with Aurizon

Operations is for

8.5 MMtpa of

haulage capacity
to RGTCT. Curragh pays a minimum monthly charge (components of which are payable on a take-or-pay basis), which is calculated with reference

to the below-rail access charges,

haulage/freight charges, a minimum

annual
tonnage

charge

and

other

charges.

The

RGTCT

Coal

Transport

Services

Agreement

terminates

on

June 30,
2030.
The Coal Transport

Services Agreement

with Pacific

National is

for 1.0

MMtpa of

haulage capacity

to RGTCT.
Curragh pays

a minimum

monthly charge

(components of

which are

payable on

a take-or-pay

basis), which

is
calculated with reference to the below-rail

access charges, haulage/freight charges, a

minimum annual tonnage
charge and other charges. The

Coal Transport Services

Agreement with Pacific National

terminates on July 31,
2029.

The

Wiggins

Island

Rail

Project,

or

WIRP,

Transport

Services

Agreement

with

Aurizon

Operations

is

for

2.0
MMtpa of capacity to WICET.

This contract is effectively

100% take-or-pay (for a

portion of the rail haulage

and
all capacity access charges). This agreement expires on June

30, 2030.
Port Services
Curragh exports

coal through

two terminals

at the

Port of

Gladstone, RGTCT

and WICET.

At RGTCT,

we and
Gladstone Port Corporation

Limited, or GPC, are

parties to a coal

handling agreement that

expires on June 30,
2030. The agreement

may be renewed

at our request

and, subject to

certain conditions, GPC is required

to agree
to

the

extension

if

there

is

capacity

at

RGTCT

to

allow

the

extension.

We

currently

have

the

right

to

export
between 7.7 MMtpa and 8.7 MMtpa at our nomination on a

take-or-pay basis.
We have

a minority

interest

in WICET

Holdings

Pty Ltd, whose

wholly-owned

subsidiary,

Wiggins Island

Coal
Export Terminal

Pty Ltd, or WICET Pty Ltd, owns WICET.

Other coal producers who export coal through WICET
also hold

shares

in

WICET

Holdings

Pty Ltd.

In addition,

we and

the

other

coal

producers

(or

shippers)

have
take-or-pay agreements with WICET Pty

Ltd and pay a terminal handling charge

to export coal through WICET,
which is

calculated

by reference

to WICET’s

annual operating

costs, as

well as

finance costs

associated with
WICET

Pty Ltd’s

external

debt

facilities.

Our

take-or-pay

agreement

with

WICET

Pty Ltd,

or

the

WICET
Take

-or-Pay

Agreement,

provides

Curragh

with

export

capacity

of

1.5

MMtpa.

The

WICET

Take

-or-Pay
Agreement is an “evergreen”

agreement, with rolling ten-year

terms. If we inform

WICET Pty Ltd that we

do not
wish to continue to roll the term

of the WICET Take

-or-Pay Agreement, the term

would be set at nine years

and
the terminal handling

charge payable

by us would

be increased so

that our

proportion of WICET

Pty Ltd’s debt
is amortized to nil by the end of that nine-year term.

Under

the

WICET

Take

-or-Pay

Agreement,

we

are

obligated

to

pay

for

that

capacity

via

terminal

handling
charges, whether utilized or not. The terminal handling charge payable by us can be adjusted by WICET

Pty Ltd
if

our

share

of

WICET

Pty Ltd’s

operational

and

finance

costs

increases,

including

because

of

increased
operational costs or because another shipper defaults

and has its capacity reduced to nil. The terminal handling
charge is subject

to a financing

cap set out

in the terminal

handling charge methodology

and has already

been
reached and

is in force.

If another shipper

defaults under

its take-or-pay

agreement, each

remaining shipper

is
effectively proportionately liable to pay that defaulting shipper’s share of WICET Pty Ltd’s costs going forward, in the form of increased terminal handling charges.
If we default under the

WICET Take

-or-Pay Agreement, we would

be obligated to pay a

termination payment to
WICET

Pty Ltd.

The

termination

payment

effectively

represents

our

proportion

of

WICET

Pty Ltd’s

total

debt
outstanding, based

on the

proportion of

our contracted

tonnage to

the total

contracted

tonnage of

shippers

at
WICET at

the time

the payment

is triggered.

Shippers can

also become

liable to

pay the

termination

payment
where there is a permanent cessation of operations at WICET.

Since WICET began shipping export tonnages in
April

2015,

four

WICET

Holdings

Pty Ltd

shareholders

have

entered

into

administration

and

Take

-or-Pay
Agreements subsequently terminated, resulting

in the aggregate

contracted tonnage of shippers

decreasing from
27 MMtpa to 15.5 MMtpa.
Under the WICET Take

-or-Pay Agreement, we are required

to provide security (which is

provided in the form of
a bank guarantee). The amount of

the security must cover our estimated liabilities as

a shipper under the WICET
Take

-or-Pay Agreement for the following twelve-month period. If

we are in default under

the WICET Take-or-Pay
Agreement and

are subject

to a

termination payment,

WICET Pty Ltd

can draw

on the

security and

apply it

to
amounts

owing

by us.

See

Item 1A. “Risk

Factors—Risks

related to

our

investment

in

WICET

may adversely
affect our

financial condition

and results

of operations”

and Item 7.

“Management’s

Discussion and

Analysis of
Financial Condition

and Results

of Operations—Liquidity

and Capital

Resources”

for additional

information

on
our take-or-pay obligations.
During 2019, Coronado

entered into an

Agreement with Washpool

Coal Pty Ltd

for assignment

of their WICET
capacity of 1.6 MMt per annum, on a take-or-pay basis

for a term to June 30, 2022,

at market rates.
Thiess Mining Services Contract
We currently use Thiess Pty Ltd, or Thiess, as

our primary mining contractor for our Australian Operations.
We

are

party

to

a

long-term

mining

contract

with

Thiess

to

provide

hydraulic

excavator

overburden

and

coal
mining,

pit

dewatering,

run

of

mine

rehandling

services

and

maintenance

of

Coronado

owned

heavy

mobile
equipment at the

Curragh North operation

until December 31,

2025, referred to

as Part A

Services; and to

provide
rope shovel

overburden removal

using Coronado’s

rope shovel

and Thiess

supplied ultra-class

truck services
until March 31, 2022,

referred to as Part

B Services. At any

time, the services can

be terminated for convenience,
subject

to

a

lump-sum

termination

payment.

We

are

currently

in

negotiations

with

Thiess

with

respect

to

the
arrangements beyond the expiry of the Part B Services.
17
Environmental studies,

permitting, and

plans, negotiations,

or
agreements with local individuals or groups

17.1

Results of Studies
Environmental and cultural heritage studies for approvals under Queensland and Commonwealth legislation are
entailed with consideration of the following elements:
●

physical setting
●

impacts from operations
●

hydrology and water
●

terrestrial and aquatic fauna and flora
●

cultural heritage

Besides mining, the

area affected by

the Curragh project

is used essentially

for low intensity cattle

grazing plus
some amount of dryland

cropping.

Most of the land

within the area are

currently disturbed as a

result of historical
grazing and mining activities.

Most of the original vegetation cover

has already been cleared for agricultural use,
except for a

few areas associated

with riparian vegetation

along the Mackenzie

River and its

tributaries as well
as the ephemeral Blackwater

Creek. The property has

therefore been the subject

of extensive activities prior

to
Curragh.
Curragh

has

complied

with

environmental

and

heritage

requirements

under

relevant

Queensland

and
Commonwealth legislation and

adhere to standard

practices for environmental

management set for

all coal mines
in

central

Queensland,

including

mitigation

of

impacts

on

cultural

heritage.

There

have

been

some

adverse
incidents, however,

the main ones being

spills of diesel fuel

(87,000 liters in 2016

and 25,000 liters in 2017),

as
well

occasions

of

minor

uncontrolled

or

non-compliant

water

releases.

Corrective

measures

have

remediated
these incidents where required.

Remediation of the main diesel spills is ongoing.

17.2

Requirements and Plans for Waste Disposal
General and Hazardous (Regulated)

solid waste at

Curragh is the

object of a

mandatory management plan under
the environmental license. General

waste is disposed at

an approved landfill site

at Curragh, while all regulated
waste is

transported

and treated

offsite

in an

environmentally

appropriate

manner

and in

compliance

with

the
Queensland

regulations.

The

mine

infrastructure

includes

two

Sewage

Treatment

Plants

(STP)

subject

to
conditions in

the environmental

license and

with the necessary

site procedures

in place.

These STPs

process
effluents from all office and camp/accommodation

facilities.

Industrial waste (tailings) from the CHPP is disposed of in

regulated structures, Tailings

Storage Facilities (TSF).
There are three

TSF at Curragh,

two in-pit and

one conventional above

ground TSF.

The above ground

TSF is
the original, complete and non-operational facility.

In-pit TSF is the process of backfilling abandoned pits, this is currently the preferred method by the regulator.

Pit A TSF has limited remaining capacity and is non-operational while Pit B TSF is an active facility with storage capacity of significant volume remaining and thus provides long-
term security for tailings

storage.

These locations are shown in
Figure
17
-
1
. All regulated structures are

subject
to ongoing inspection

by Curragh and

annual inspections

by an independent

Registered Professional

Engineer
of Queensland (RPEQ).

Figure 17-1: Mine Waste Disposal Areas
17.3

Permit Requirements and Status
All applicable

environmental

licenses

and

permits

under

both

the

Queensland

and

Commonwealth

legislation
have been secured and

are in place. Work

is in progress to meet

the pre-mining monitoring and

studies to fulfill
requirements for ML’s

700006, 700007, 700008, and 700009 which are scheduled

for mining in later years.
17.4

Local Plans, Negotiations or Agreements
The Curragh Project includes three areas of Endangered Regional Ecosystem (EREs).

Reserves in these areas
have been downgraded to

account for long term protection

requirements.

The EREs or areas

of environmental
significance are associated with

the Mackenzie River

riparian vegetation and other

Brigalow communities located
within Curragh.

Under Commonwealth requirements, Curragh

has also provided

a biodiversity offset at

Mt. Flora,

near

Nebo

in

Central

Queensland.

Further

biodiversity

offsets

are

required

under

obligations

related

to

the
Commonwealth and State approvals for ML700007 and

ML700008 and are in progress.
Curragh negotiated

a Cultural

Heritage Management Plan

(CHMP) in

2012.

This plan

was subsequently repealed
and

replaced

by

the

2017

CHMP

with

the

statutory

Aboriginal

parties

for

the

area

to

allow

access

for

mining
activities. A Services Agreement signed in December 2017 details the fee schedule for services such as cultural
heritage survey and mitigation

prior to mining and

exploration activities by

Curragh.

These agreements comply
with

the

legislation

and

are

within

industry

standards.

All

cultural

heritage

sites

are

protected

and

subject

to
mitigation, however there are currently no identified sites

of significant cultural heritage value.

With

reference

to

native

title,

the

Queensland

Government

coordinates

the

application

process

for

Resource
authorities and

advise on land

that may be

subject to

native title.

To

date none

of the Curragh

Mining Leases,
other than ML80123, require native title processes for its grant.

However, most areas in central Queensland are
subject to

an undetermined

Native Title

Claim and

the determination

of native title

may affect

existing or

future
mining activities at Curragh.
17.5

Mine closure plans and associated costs
Queensland legislation now requires that all

large mines develop a Progressive Rehabilitation

and Closure Plan
(PRCP). The main purposes of the

PRCP are to plan for how and where

mining activities will be carried out in

a
way that maximises progressive

rehabilitation and to detail the

condition to which the land

must be rehabilitated
prior to relinquishment.

The Curragh Project PRCP is in the process of being developed for submission on 21 October 2022. The PRCP will

include

post-mining

land

uses,

rehabilitation

methodologies,

community

consultation

requirements,
supporting

technical

studies

and

a

schedule

outlining

when

rehabilitation

will

occur.

The

Curragh

Project

is
approved to have residual voids in the post-mining landform.

Estimated

costs

for

mine

closure,

including

removal

of

infrastructure,

contaminated

land

investigations

and
remediation, reshaping and

rehabilitation works, monitoring

and maintenance and

a 10%

contingency, have been
undertaken using

a government

security bond

calculator.

This cost

is updated

at least

every five

years and

as
required by

legislation; an

appropriate security

bond has

been lodged with

the Queensland

State Government.
Curragh has

recognised a provision

for Asset Retirement

Obligation (ARO) of

$70.2million based on

disturbances
to date as disclosed in the 10K for the year ending 31

December 2021.
17.6

Qualified Person ’s Opinion
It is the Qualified Person’s opinion (Paul Wood) that environmental matters are effectively controlled at Curragh,
without major incidents that pose extreme risks to the

project areas.
17.7

Commitment to local hiring
Curragh has

a long association

with the Blackwater

community. Since the mine opened

in 1983,

many employees
and their families have

lived in Blackwater,

and through this

connection Curragh has

been a major supporter

of
the Blackwater community.
Curragh’s

community

engagement

includes

providing

support

across

community

organisations,

health

care,
education, sport,

culture, indigenous communities

and local

tourism. Curragh is

proud to

support the

development
of a strong, healthy and vibrant Blackwater community.
Respecting

and

preserving

Indigenous

cultural

heritage

is

important

to

Curragh.

Curragh

holds

regular

co-
ordination meetings

with representatives

of the

local Indigenous

communities and

educates its

employees and
contractors on the importance and significance of Aboriginal heritage and culture.
We have

long standing

relationships with

the communities

surrounding our

mines. Many

of our

employees live
near our

mines and

benefit from

our social

partnerships and

investments 57%

of our

site-based employees

at
Curragh have a home in nearby locations. This is relatively

unchanged from 2019.

Capital and Operating Costs
18.1

Capital Cost Estimate
The

production

sequence

selected

for

a

property

must

consider

the

proximity

of

each

reserve

area

to

coal
preparation

plants,

and

railroad

loading

points,

along

with

suitability

of

production

equipment

to

coal

seam
conditions.

Existing in-place infrastructure was evaluated, and any future needs were planned to a level suitable
for economic reserves production including assessment of sustaining and development capex to allow entry into new open pit mining areas.
A summary of the estimated capital for the Property is provided in
Figure
18
-
1
below.

Figure 18-1: CAPEX US$ million
18.2

Operating Cost Estimate
Curragh’s costs estimates are based on application of existing contract rates for both upstream and downstream costs aligned to

waste removed and

production rates. Unit

rates by activities

are assessed in

detail for site

budget
preparations and long term averages adjusted for inflation are applied to future periods for the life of mine.
Operating costs include calculation of Queensland state royalties applied to sales revenue and calculated within
mandated tiers. A summary of costs per tonne is provided

in
Figure
18
-
2.
Figure 18-2

Economic Analysis
19.1

Assumptions, Parameters and Methods
The Mine plan,

productivity expectations and cost

estimates generally reflect historical

performance by Coronado
and efforts

have been

made to

adjust plans

and costs

to reflect

future conditions

and comply

with contractual
obligations.
The financial model, prepared for this

TRS, was developed to test the

economic viability of the coal

reserve area.

The results of

this financial model

are not intended

to represent a

bankable feasibility study, required for financing
of any current or future mining operations,

but are intended to prove the economic

viability of the estimated coal
reserves.

On an unlevered basis, the

NPV of the project

cash flows after taxes was estimated

for the purpose of classifying
coal reserves.

The project

cash flows,

excluding debt

service, are

calculated by

subtracting direct

and indirect
operating expenses

and capital

expenditures from

revenue.

Revenue is

derived

from long

term forward

price
estimates observed at December 2021 and January 2022.

Both upstream and downstream costs are calculated
based on site knowledge of costs profiles and contractor obligations. Net cash flows incorporate applicable state and federal taxes plus progressive reclamation obligations to the end of mine closure. All cash flows are nominal
incorporating inflation of 1.8% and 2.2% in FY22 and

FY23 and 2.4% thereafter.
All figures are reported in USD

millions unless otherwise stated

and volume related data is

reported on a metric
tonne basis. The resulting NPV valuations use a 10% Weighted

Average Cost of Capital (WACC).
The projection

model

also

includes

consolidated

income

tax

calculations

at

the

Coronado

level,

incorporating
statutory depletion calculations, as

well as state income

taxes, and a federal

tax rate of 30%.

To

the extent the
mine generates net operating losses for

tax purposes, the losses are

carried over to offset future taxable income.

The terms “cash flows” and “project cash flows” used

in this report refer to after tax cash flows.
Annual

cash

flows

based

throughout

mine

life

to final

reclamation

and

make

good

on

assumptions

applied

is
provided in
Figure
19
-
1.
Figure 19-1: Project Post Tax Net Cash Flow Summary (Millions)
19.2

Sensitivity
Base case

NPV of

$1.5 billion

is based

on life

of mine

average exchange

rate of

0.67, derived

from exchange
rate forward

curves during January

2022 and index

price estimates observed

during December 2021

and January
2022.
Outcomes of index price estimates applied to Curragh’s product mix and coal specification for both metallurgical
and thermal coal are shown in
Figure
19
-
2
, showing average realised price per sales tonne.

Figure 19-2
Sensitivity of

the NPV

results to

changes in

the key

drivers

is presented

in
Table
19
-
1
.

The sensitivity

study
shows

the

NPV

at

the

10%

discount

rate

when

Base

Case

sales

prices

and

exchange

rates

increased

and
decreased in increments of 5%.
Table 19-1: Sensitivity of NPV (USD billions)
Price/FX -5%FX Base +5% FX
+5% Price $2.0 $1.7 $1.4
Base $1.8 $1.5 $1.2
-5% Price $1.5 $1.2 $0.9
As shown, NPV is quite sensitive to change in sales price

and exchange rate.
19.3

Results

The results of this financial model are not intended to

represent a bankable feasibility study,

as may be required
for financing

of any

current

or future

mining

operations

contemplated

but

are intended

to

prove the

economic
viability of the estimated coal reserves.
Cash flows are sufficient to support identified economic

reserves.

Adjacent properties

20.1

Information Used
No Proprietary information associated with neighbouring properties was used as part of this study.

Other relevant data and information

This document

applies solely

to the

Curragh mining

operations and

no other

relevant data

or information

were
contemplated in its findings.

Risk Level
Extreme Risk (1 to

8)
High Risk (9

to 15)
Moderate

(16 to

20)
Low Risk (21 to

25)
22
Interpretation and conclusions

22.1

Conclusion
Upon completion of these studies and analyses of the Curragh project, the authors have reached the conclusion that

the

coal

resource

and

reserve

estimates

and

related

findings

presented

in

its

document

are

reasonably
accurate

and

representative

of

the

property

conditions.

The

data

has

been

interpreted

according

to

industry
standards, geostatistics

was used

to estimate

resource tonnes

and qualities

away from

drill holes

according to
the level of confidence as drill hole

spacing outlined in
Table
11
-
2
. Reserves were derived from the

defined coal
resource

considering

relevant

mining,

processing,

infrastructure,

economic

(including

estimates

of

capital,
revenue, and cost), marketing, legal, environmental, socio

-economic and regulatory factors.
22.2

Risk Factors
A risk matrix has been constructed to present the risk levels for all the risk factors identified and quantified in the risk assessment process.

The purpose

of the

characterization of

the project

risk components

is to

inform the

project stakeholders

of key
aspects of the

Curragh project

that can be

impacted by

events whose consequences

can affect

the success

of
the venture.

The significance of an impacted

aspect of the operation

is directly related to both the

probability of
occurrence

and

the

severity

of

the

consequences.

Risk

can

be

ranked

numerically,

derived

from

the

values
assigned to probability and consequence ranging from

very low risk to very high risk.

The

probability

and

consequence

parameters

are

subjective

categorical

estimates

made

by

practiced

mine
engineers and managers.

Consequence estimates are assigned

numerical integer values from

1 to 5 for which
the value

1 represents

the highest

consequence, and

the value

5 represents

the lowest.

Probability estimates
are assigned

alphabetical

values from

A to

E with

A representing

the highest

probability

of occurrence

and

E
representing

the

lowest

probability.

The

combination

of

Consequence

and

Probability

rankings

are

used

to
assign the Risk Level from 1 to 25 and are classified from

Extreme (very high) to Low risk.

Table 22-1: Risk Level Table
22.2.1

Governing Assumptions
The

listing

of

the

aspects

is

not

presumed

to

be

exhaustive.

Instead

that

listing

is

presented

based

on

the
experiences of the contributors to the TRS.

The

probability

and

consequence

ratings

are

subjectively

assigned,

and

it

is

assumed

that

this

subjectivity
reasonably reflects the condition of the active and projected mine operations.
The Control

Measures

shown in

the matrices

presented in

this chapter

are not

exhaustive.

They represent

a
condensed collection of

activities that the

author of the

risk assessment section

has observed to

be effective

in
coal mining scenarios.

Mitigation Measures listed

for each risk

factor of the

operation are not

exhaustive.

The measures listed,

however,
have been observed by the author to be effective.

The monetary

values used

in ranking

the consequences

are generally

accepted

quantities for

the coal

mining
industry.

Risk Rank
Risk Control

Measures
Control

Approvals
Extreme Risk (1 to

8)
Develop

Critical Risk Management Plan –include focus on provision

of multiple

hard defences,

where
practicable, in conjunction with

recovery/ contingency

systems,

appropriate competency.

Develop

risk
avoidance, reduction

and transfer mechanisms.
Site Senior

Executive

/
Operations Managers /
Project Managers
High Risk (9

to 15)
Develop

least one hard defence

and recovery/ contingency systems

where practicable,

in conjunction
with appropriate competency.

Develop

risk avoidance, reduction

and transfer mechanisms.
Project Managers /
Superintendents
Moderate

(16 to

20)
Review

effectiveness

of current project controls. Develop

and define

risk retention

mechanisms.
Superintendents

/
Supervisors
Low Risk (21 to

25)
Review

effectiveness

of current controls. Develop

and define

risk retention

mechanisms.
All personnel

involved
in project
Cat.
Damage / Loss
Cat.
Likelihood
1
>$50m damages

/ large
reorganisation

of project,

Major
Environmental

Damage
A
Common

or frequent

-
once

per

month.
2
$10m-$50m damages

/ project
contingency

plan

required
serious environmental damage.
B
Likely

- Is

known

to
happen

once

per

year.
3
$1k-$10m

damage

/ production
disruptions environmental
damage
C
Possible

- Could

occur
once

per

year.
4
$100-$1m damage

/ 1–2 shifts
production

loss,

minor
environmental damage
D
Unlikely

- Could

occur
once

per

10 years.
5
< $100K damage

/ minimal
production

loss,

No
environmental damage
E
May occur

under
exceptional cases once
per

lifetime

> 30 years.
Consequence Probability
22.2.2

Limitations
The risk

assessment

proposed

in this

report

is subject

to the

limitations

of the

information currently

collected,
tested, and interpreted at the time of the writing of the report.
22.2.3

Methodology
The

numerical

quantities

(i.e.,

risk

levels)

attributable

to

defined

risks

are

derived

by

the

product

of

values
assigned to probability and consequence ranging from

very low risk to very high risk.
The Consequence (C) and Probability (P) parameters used in scoring are subjective categorical estimates made by practiced mine

engineers and managers.

Both C and

P are assigned

numerical or alphabetical

values ranging
from 1 to 5 or

A to E.

Both values are assigned

in descending rank for

which the value 5

(or E) represents the
least

consequence

(lowest

probability),

and

the

value

1

(or

A)

represents

the

greatest

consequence

(highest
probability).

The combination of C and P

are used to assign a

Risk Level value and are thereafter classified from
Extreme to Low.
Table 22-2:

Risk Rankings and Control Measures
22.2.4

Development of the Risk Matrix
Risks have been identified for the technical, operational, and administrative subjects addressed in the TRS.

The
risk matrix and risk assessment process are

modelled according to the Australian and New

Zealand Standard on
Risk Management (AS/NZS 4360).

22.2.4.1

Consequence and Probability Level Table
Table 22-3:

Consequence and Probability Level Table ($AUD)
The

highest

rated

consequence

is

assigned

the

value

of

1

and

is

considered

critical.

Damages

may

exceed
$50m AUD

and may

require major

reorganisation of

the project.

Increasing values

are assigned

to each

lower
category of consequence,

culminating with the

value of 5

assigned to insignificant

consequences, the parameters
of which include no environmental damage, minimal loss

of production and cost of less than $100k AUD.

1 E1 E2 E4 E7 H11
2 E3 E5 E8 H12 M16
3 E6 H9 H13 M17 M20
4 H10 H14 M18 L21 L23
5 H15 M19 L22 L24 L25
Probability
Consequence
D E A B C
The

highest

rated

probability

of

occurrence

is

assigned

the

value

of

‘A’

and

described

as

common,

with

a
likelihood of occurring once per month.

Increasing alphabetical values are assigned to

each lower probability of
occurrence, culminating with the value of ‘E’ assigned to incidents considered to very unlikely to occur.
22.2.4.2

Composite Risk Matrix and Color-Code Convention
The risk

level, assigned

from the

probability

of occurrence

and consequence,

ranges in

value

from 1

(highest
possible risk)

to 25

(lowest risk

level).

The values

are color-coded

to facilitate

identification of

the highest

risk
aspects.
Table 22-4:

Risk Matrix
Extreme risks may be considered unacceptable and require corrective action.

Risk reduction measures must be
applied to reduce Extreme risks to a tolerable level.
22.2.5

Risk Factors
A high-level approach

is utilized to characterize

risk factors that

are generally similar

across a number

of active
and proposed mining

operations. Risk factors

that are unique

to a

specific operation or

are particularly noteworthy
are addressed individually.
22.2.5.1

Mining (Planning and Production)
Accurate mine planning is critical to the

success of any mining operation.

A realistic understanding of equipment
and labour

capabilities

and

needs allow

for

production

deadlines

to be

achieved

at forecast

cost.

Equipment
downtime is a

major factor in

lost production and can

be minimised with a

robust maintenance program that

helps
prevent unexpected breakdowns and unforeseen costs.

Skilled labour is crucial to the implantation

of the maintenance program and mine

production in general.

Skilled
labour

must

be

recruited

and

trained

to

meet

the

production

needs

of

the

mine.

Labour

contracts

must

be
negotiated early to avoid disruptions to the production schedule.
22.2.5.2

Geological
Coal

mining

is accompanied

by

risk

that,

despite

exploration

efforts,

mining

areas

will

be

encountered

where
geological

conditions

render

extraction

of

the

Resource

to

be

uneconomic,

or

that

coal

quality

characteristics
disqualify the product for sale into target markets.

Unexpected changes in geologic conditions can be

minimized by maintaining an exploration and drilling program well in advance

of mining.

This will allow

for production

forecasts to

be as accurate

as possible

while allowing
for adjustments to the mine plan to minimize the effects

of any adverse conditions that are found.
22.2.5.3

CPP (Prep Plant)
Raw coal

processing facilities

are key

to creating

a saleable

product for

the consumer.

Along with

operational
maintenance and downtime

issues, operational efficiency must

continually be evaluated

to ensure

that production
targets can be met in the face

of changing mining conditions.

Process and equipment changes may

be needed
to maintain yield in the future.

Capital expenditures and planning are generally able to overcome these issues.
22.2.5.4

Environmental
Environmental permit requirements

are subject to

modification and

such changes could

have a material

impact
on

the

capability

of

the

operator

to

meet

modified

standards

or

to

receive

new

permits

and

modifications

to
existing permits. Permit protests may result in delays or

denials to permit applications.
Environmental standards

and permit

requirements

continue to

evolve, mining

operators and

regulatory

bodies
have been able to adapt successfully to evolving environmental requirements.
22.2.5.5

Mining Capital
Aging equipment

and changing

conditions drive

the need

for capital

investment.

Underestimating the

need for
equipment or the cost can lead to unforeseen production

and budgetary changes.

Assessment of capital needs
must be ongoing to ensure that operational needs are

met and budgeted for appropriately.

Ta
ble 22-5:

Risk Assessment
IDENTIFICATION
C P Score
RISK TREATMENT
Discipline
Risk Factors

Consequences Risk treatment strategy
Mining
Production
forecast
cannot

be
maintained
Delays or higher costs

1 A E1
●

Optimise the mine

plan to reduce
the

risk.

Ensure

enough
equipment

is

available

to

meet
budget targets.
●

Contractors must be on board to
ensure flexibility in the workforce
Dragline
efficiencies
not improved
Delays

and

higher

costs

for
removal

of

overburden

by
contractor

to

maintain

budget
production
2 A E3
●

Ongoing

planning

required

to
optimise DL

strike and

reduce DL
standby
Current

coal
inventory
requires
improving
Increased

cost

of

overburden
removal
1 A E1
●

Develop a mine plan

to optimise
pit

inventories

and

overburden
cost
Flooding

due
to

heavy

wet
season

or
creating

very
difficult
working
conditions
Loss

of

production;

Silting

of
natural water courses
Correct

disposal

of

mine

water
compromised
1 B E2
●

Ensure

pumping

details

are
planned with contingency
●

Suitable

allowance

in

the
scheduling.
●

Ensure

mine

planning

suitably
addresses the consequences.
Maintenance
of equipment
Reduce production

and increase
in cost
2 B E5
●

Develop

and

maintain

effective
maintenance

schedules

and
plans
Contract
Mining
Lack

of

skilled

workforce

to
maintain

enough

equipment

for
the mine plan

2 B E5
●

Ensure contractors

are involved
in

the

mine

planning

schedule
and are aware of mine plan.

●

Continue

recruitment

and
incentivise

contractors

to
minimise labour turnover
Operating
costs
Increased operating costs 3 C H13
●

Maintain

focus

on

cost

control
and contractor management
Multiple
contracts

with
different
renewal dates
Lack of continuity in production 1 C E4
●

Procurement to manage

contract
processes
Geotechnical
risks

on
highwall/low
wall
Loss

of

production

potentially
safety hazard
3 B H9
●

Maintain

current

geotechnical
studies

and

maintenance

of
present

procedures

to

ensure
current

good

practices

are
maintained
Fatality

or
other
significant
safety incident
Potential

mine

interruption

while
inspector conducts investigation
1 E H11
●

Continue to adhere to the SHMS
and operational discipline
Geology/Geotechnical
Thrust
Faulting
Difficult drill and blast.
Difficult mining and wall stability.
Orientation of strips/joints.
Quality control.
Slower production rates
3 C H13
●

Plan mine orientation

to consider
faulting.
●

Plan mine orientation

to consider
joints.
●

Continue

geotech

drilling

and
modelling.
●

In-fill drilling ahead of mining.
●

Incorporation

of

highwall
structural mapping into

the short-
term geological model.
Predicted
primary
product

yields
not achieved
Affects

forecast

coking

coal
product

tonnes

and

sales
revenue.

3 C H13
●

In-fill

large

diameter

(200

mm)
coal quality core drilling

ahead of
mining.
Miscorrelated
seam/ply
intersections
in

the
structural
model.
Affects

the

scheduled

coal

and
waste, and the ROM strip ratio.
3 C H13
●

Detailed

analysis

of

down

hole
geophysics

and

mapped
exposures.
●

In-fill drilling if necessary.
●

Regular

reviews

of

seam
correlation

by

experienced
geologists

IDENTIFICATION
C P Score
RISK TREATMENT
Discipline
Risk Factors

Consequences Risk treatment strategy
CHPP
Structural
Integrity
Increased costs and potential

for
production loss
2 C E8
●

Continue

to

maintain

the
structural

maintenance
programme
Yield loss
Failure

to

achieve

forecast
production targets
2 C E8
●

Ongoing

monitoring

of

plant
operations to improve recoveries
Environmental
No completion
criteria
assessment
Success of

rehabilitation against
completion

criteria

not
undertaken,

which

means
progressive

rehabilitation
previously

undertaken

may

not
be to standard
4 C M18
●

Conduct

an

assessment

of
rehabilitated

areas

to

ensure
completion criteria

is being

met;
rectify

and

re-cost

financial
assurance where necessary.
Mine

closure
costs
Additional

mine

closure
provisions required.

2 B E5
●

Mine

closure

provisioning
inadequate.

●

Ongoing review

of mine

closure
costs and provisioning.
Environmental
harm
Company

comes

under
regulatory

scrutiny

for
environmental

damage,

fines,
reputation, clean-up costs.

3 C H13
●

Annual

dams

inspections

by
registered

professionals,

env
management

systems,
procedures, training, reporting.

Operating
without
approvals

and
non-
compliance
Delays,

stop

work,

fines,

for
operating without an ML or on an
MLA,

without

an

approved

Plan
of

Operations

or

outside

of
licence conditioning and footprint
(such

as

land

clearing,

spoil
dumping,

cultural

heritage
impacts).
3 E M20
●

Corporate

governance
structures,

clearing

permits,
internal

site

approvals,

job
descriptions

and

training
Environmental
complaints
Stop

work,

fines,

public
perception

(from

dust,

blasting
impacts)
5 B M19
●

Complaints

register

monitoring
and

mitigation

systems,
procedures and training
Mining Capital Low estimate
Unrealistic project assessment

1 C E4
●

Ongoing

assessment

of

current
assets

and

budget

capital
requirements

Recommendations

Coronado

is

continuing

to

work

both

internally

and

with

outside

assistance

to

continue

to

further

define

their
Resource

Base

and

to

Optimize

the

LOM

Plan.

Exploration

drilling

has

been

budgeted

to

be

carried

into

the
future to upgrade resource categories

at the cost of

millions of dollars. Each

year the results of

this work are used
to create

a geological

model (at

the cost

of tens

of thousands

of dollars).

This is

then used

as the

basis for

pit
optimisation and cutting new solids used in the life of

mine planning process.
A planning calendar

is kept to

track the tasks

each year and

forms the basis

of pulling the

annual budget together.

References

Various

reports including the

2019 SEC report,

Coronado prospectus,

2021 Later development

plan, SEC TRS
guidelines and sample TRS reports. These are
1.

Curragh SEC

Report (2019-04-02)

Metric with

maps footnote

added to

Table

1.3 and

11.1

bc 342019
jsd_sk
2.

Coronado-Global-Resources-Inc.-Prospectus-Compressed (1)
3.

2021 Later Development Plan Curragh_draft_Rev6 adjustments

for Ardent's comments
4.

SEC TRS guidelines from page 388 33-10570
5.

Final Buchanan SEC Metric Tonnes

(M62181 2021-02-12) 4Client
25
Reliance on information provided by the registrant

For

the

purpose

of

this

report

the

Geological

data

provided

by

Coronado

was

subjected

to

verification

of

its
integrity and completeness. Barry Lay

the resource Qualified Person

provided some but not

all of the information
in Chapters 1, 6, 7 and 11, Paul Wood the reserve Qualified Person provided some but not all of the information
in Chapters 1 and 12.

Paul Wood also sourced

the bulk of the

information in Chapters 2,

3, 4, 5, 7, 8, 9,

10, 13,
14, 15, 17, 20, 21, 22, 23, 24 and 25 from the above mentioned references and external consultants.

Glossary of Abbreviations and Definitions

Abbreviation Definition
AUD Australian Dollar
AUD:USD Australian Dollar to US Dollar currency conversion rate
EBITDA
Earnings Before Interest Tax

Depreciation & Amortization
Kt Kilo tonnes; Units in thousands
LOM Life Of Mine
Mbcm Million bank cubic meters
MDL Mineral Development Licence
Metallurgical Coal Coal used in the steel making process
ML Mining Lease
MMt Million Metric Tonne
Mt Million Tonnes
NPV Net present value
P&L Profit and loss
PCI Pulverised Coal Injection
Prdt Product Tonne
ROM Run Of Mine, Coal mined
t Metric tonnes
USD US Dollar
WACC Weighted average cost of capital as a percentage